Exhibit 10.13

WAREHOUSING CREDIT AGREEMENT

LIST OF EXHIBITS

Exhibit A	- Warehouse Borrowing Base Formula

Exhibit B	- Covenant Compliance Certificate

Exhibit C-1	- Warehouse Note (National City)

Exhibit D	- Pledge, Security and Collateral Agency Agreement

Exhibit E	- Form of Swing Note

Exhibit G	- Form of Additional Lender Agreement

Exhibit H	- Form of Commitment Schedule and Allocation Notice

Exhibit I	- Form of Request for Warehouse Advance

Exhibit J	- Authorized Signer Letter

SCHEDULES

Schedule 1.1	- Approved Investor List

Schedule 2.1	- Warehouse Pro Rata Shares and Warehouse Line Commitments

Schedule 6.1	- Information Relating to Company Representations and Warranties

WAREHOUSING CREDIT AGREEMENT

THIS WAREHOUSING CREDIT AGREEMENT (this “Credit Agreement”) is made and entered into as of this 26th day of November, 2007, by and among (i) HOME LOAN CENTER, INC. D/B/A LENDINGTREE LOANS, a California corporation with its principal place of business located at 163 Technology Drive, Irvine, California 92618 (the “Company”), (ii) NATIONAL CITY BANK, a national banking association, with a place of business located at 101 South Fifth Street, Louisville, Kentucky 40202 (“National City” or the “Bank”), and (iii) NATIONAL CITY BANK, a national banking association, with a place of business located at 101 South Fifth Street, Louisville, Kentucky 40202, its capacity as Agent for the hereinafter defined Banks (in such capacity, the “Agent”).

P R E L I M I N A R Y   S T A T E M E N T

WHEREAS, the Company desires to obtain from the Bank a warehouse line of credit in the original maximum principal amount as of the date hereof of Fifty Million Dollars ($50,000,000.00) (the “Warehouse Line”), subject to the terms and conditions set forth in this Credit Agreement.

WHEREAS, the Bank desires to establish the Warehouse Line in favor of the Company upon the terms and conditions set forth in this Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS

1.1           Definitions. In addition to the definitions set forth in the introduction and the preliminary statement of this Credit Agreement, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural form of the terms defined):

“Additional Lender Agreement” shall have the meaning assigned to such term in Section 11.1 hereof.

“Adjustment Date” shall have the meaning assigned to such term in Section 11.1 hereof.

“Advance” shall mean, as applicable, a Warehouse Advance, a Swing Advance or an Excess Advance.

“Affiliate” shall mean (i) any Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, the Company, including without limitation LendingTree or (ii) any Person who is a director or officer of the Company or of any Person described in clause (i) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person or to direct the management or policies of such Person, whether through the ownership of voting securities, or otherwise.

“Aged Loan” shall mean, as of any date:

(a)           Any Loan, which is not a Wet Loan, which has been pledged as Collateral for more than ninety (90) calendar days (calculated from the date upon which the Advance relating to such Loan is made hereunder); and

(b)           Any Wet Loan which has been pledged as Collateral for more than ten (10) calendar days (calculated from the date upon which the Advance relating to such Loan is made hereunder).

“Agent” shall have the meaning assigned to such term in the introduction of this Credit Agreement, and includes any successor Agent under Section 10.12 hereof.

“Aggregate Amount Due” shall have the meaning assigned to such term in Section 9.18 hereof.

“Aggregate Outstanding Balance” shall mean, as of any particular date, the sum of the Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance.

“Aggregate Outstanding Excess Balance” shall mean, as of any particular date, the aggregate unpaid principal balance of all Excess Advances, if any.

“Aggregate Outstanding Warehouse Balance” shall mean, as of any particular date, the aggregate unpaid principal balance of all Warehouse Advances and Swing Advances, if any.

“Alt A Advance” shall mean an Advance requested to fund a Alt A Loan.

“Alt A Advance Sublimit” shall mean an amount equal to ten percent (10%) of the Total Warehouse Line Commitment; provided, however, not more than five percent (5%) of the Total Warehouse Line Commitment may be used for Advances supported by Alt A Loans satisfying parts (i), (ii) and (iii) (B) of the definition of Alt A Loan set forth herein.

“Alt A Loan” shall mean a Loan: (i) the entire interest of which is owned by the Company and which is secured by a First Trust Deed, (ii) which is not a Conforming Loan, and (iii) either (A)(1) such Loan shall have a FICO Score equal to or in excess of six hundred sixty (660), (2) such Loan shall be a “Limited Documentation Mortgage Loan”, and (3) such Loan shall have a loan-to-value ratio at origination of not more than ninety-five percent (95%), or (B)(1) such Loan shall have a FICO Score equal to or in excess of six hundred twenty (620) but less than or equal to six hundred fifty-nine (659), and (2) such Loan shall have a loan-to-value ratio at origination of not more than ninety percent (90%).

“Applicant Financial Institution” shall have the meaning assigned to such term in Section 11.1 hereof.

“Appraised Value” shall mean, with respect to an interest in real estate, the then current fair market value thereof as of a recent date satisfactory to the Agent, as determined by the FHA or the VA, if applicable, or, if there is no such determination, then as determined in accordance with accepted methods of appraising by a qualified appraiser who is a member of the American Institute of Real Estate Appraisers or other group of professional appraisers and who is reasonably acceptable to the Agent.

“Approved Investors” shall mean the financial institutions approved for the shipment of Eligible Collateral by the Agent and listed on Schedule 1.1 attached hereto and made a part hereof by this reference, which listing shall include the address of each such Approved Investor, the name of the contact person for such Approved Investor and the telephone number of such contact person. The Agent may from time to time, at its sole and absolute discretion, upon the written request of the Company, agree to add financial institutions to the list of Approved Investors provided that a financial institution shall not be deemed to be an Approved Investor until such time as the Agent has notified the Company that such financial institution has been approved by the Agent. The Agent may from time to time, at its sole and absolute discretion, remove any financial institution from the list set forth in Schedule 1.1 by giving the Company prior notice of such removal. From and after the Company’s receipt of notice removing an investor from the Approved Investor list, the Company shall not enter into any additional commitments for delivery of Loans for purchase by that investor, which will be the subject of an Advance or a Firm Commitment hereunder; provided, however, that the Company may deliver to an investor so removed from the Approved Investor list those Loans, which are the subject of an Advance hereunder, and only those Loans, which are scheduled to be, or in the process of being, delivered to that investor as of the date Company’s receipt of such notice from the Agent.

“Average Monthly Available Deposits” shall mean the monthly average of free collected balances maintained in non-interest bearing accounts in the name the Company (or held by the Company in trust for third parties) with a Bank, after deducting any unpaid service charges or float required by such Bank under its normal practices to compensate such Bank for the maintenance of such accounts and taking into consideration reserve requirements and the other costs of complying with applicable law (including but not limited to any FDIC premium applicable to such accounts).

“Balance Funded Bank” shall mean National City Bank.

“Bank” and “Banks” shall have the meaning assigned to such terms in the introduction to this Credit Agreement and shall include each of National City and any other Applicant Financial which is added as a Bank hereunder by the Company and the Agent.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy” as now and hereafter in effect, or any successor statute.

“Billing Statement” shall have the meaning assigned to such term in Section 2.9 hereof.

“Borrowing Base Report” shall mean the report prepared by the Agent to calculate the Warehouse Borrowing Base in accordance with the formula set forth in Exhibit A to this Credit Agreement.

“Business Day” shall mean for all purposes, any day excluding Saturday, Sunday and any day which is (a) a legal holiday under the laws of the state in which the Agent maintains its office for purposes of performing its obligations under this Credit Agreement as set forth on the signature pages of this Credit Agreement, or (b) a day on which (i) banking institutions located in such state are authorized or required by law or other governmental action to close and/or (ii) the United States Federal Reserve Bank is closed.

“Closing Date” shall mean the date on which the initial Advance is made to the Company and the conditions set forth in Article 4 hereof are satisfied.

“Collateral” shall mean the assets of the Company, as more particularly described in Section 2.1 of the Security Agreement in which the Agent, for the benefit of the Banks in proportion to their Pro Rata Shares, has a Security Interest.

“Collateral Documents” shall mean the Security Agreement, any Intercreditor Agreement executed pursuant to Section 7.2(a) of this Credit Agreement and all other agreements, instruments, documents, and other papers creating, evidencing, or representing the Collateral or the Security Interests therein, each as may be amended, modified, supplemented and restated from time to time.

“Collateral Handling Fees” shall have the meaning assigned to such term in Section 2.14(b) hereof.

“Collateral Mortgage Documents” shall have the meaning assigned to such term in the Security Agreement.

“Collateral Proceeds Account” shall mean the “no access” deposit account maintained by the Agent at the main office of the Agent in the name of the Agent for the benefit of the Company and to which the Company shall have no access, for the purposes of receiving the proceeds of the Collateral and other funds as provided in this Credit Agreement and the Security Agreement.

“Collateral Value” shall mean as of any date:

(a)           With respect to a Loan which constitutes Eligible Collateral on such date, and which is not an Alt A Loan, a Jumbo Loan, a HELOC Loan or a Second Trust Deed Loan, ninety-nine percent (99%) of the lesser of (i) the face amount of the promissory note evidencing such Loan, or (ii) the purchase price under the Commitment to which the applicable Loan has been assigned;

(b)           With respect to a Loan which constitutes Eligible Collateral on such date, and which is a Jumbo Loan, ninety-seven percent (97%) of the lesser of (i) the purchase price under the Commitment to which such Loan has been assigned, or (ii) the face amount of the promissory note evidencing such Loan;

(c)           With respect to a Loan which constitutes Eligible Collateral on such date, and which is a HELOC Loan or Second Trust Deed Loan, ninety-five percent (95%) of the lesser of (i) the unpaid principal balance of the applicable Loan, or (ii) the purchase price under the Commitment to which the applicable Loan has been assigned; and

(d)           With respect to a Loan which constitutes Eligible Collateral on such date, and which is an Alt A Loan, ninety-six percent (96%) of the lesser of (i) the purchase price under the Commitment to which such Loan has been assigned, or (ii) the face amount of the promissory note evidencing such Loan.

Notwithstanding anything contained in (a), (b), (c) or (d) to the contrary:

A.            The Collateral Value of all Wet Loans shall not exceed, in the aggregate, the Wet Advance Sublimit;

B.            The Collateral Value of all Jumbo Loans shall not exceed, in the aggregate, the Jumbo Advance Sublimit;

C.            The Collateral Value of all HELOC Loans and Second Trust Deed Loans

shall not exceed, in the aggregate, the HELOC/Second Trust Deed Advance Sublimit;

D.            The Collateral Value of all Alt A Loans shall not exceed, in the aggregate, the Alt A Advance Sublimit;

E.             Each Wet Loan in respect to which the Company shall not have delivered all of the Collateral Documents to the Agent within the number of days required by the Security Agreement, shall have a Collateral Value of zero;

F.             Each Wet Loan which the Agent determines has not been funded by the Company on the date the Advance in respect of such Wet Loan is made by the Banks to the Company, shall have a Collateral Value of zero;

G.            If the Agent shall reasonably determine that the Collateral Value otherwise assigned to an item of Eligible Collateral does not accurately reflect the value thereof, then, upon notice to the Company, the Agent may mark an item of collateral to market at any time to determine the fair market value thereof; provided, however, in no event shall any mark to market with respect to any item of Eligible Collateral under this subsection result in such item of Eligible Collateral having a Collateral Value higher than such item would otherwise have;

H.            In the event that a Loan shall have been delivered by the Agent to a purchaser under a Commitment as provided in the Security Agreement, or in the event that such Loan was delivered by the Agent to an Approved Investor and more than the maximum number of days allowed by the Security Agreement shall have elapsed since the date of such delivery and no purchase has taken place or the proceeds thereof have not been received by the Agent, such Loan shall have a Collateral Value of zero;

I.              All Aged Loans which do not constitute Eligible Collateral shall have a Collateral Value of zero;

J.             All Loans which are under Trust Receipt in accordance with the terms of the Security Agreement which are not returned to the Agent within the required number of days specified in the Security Agreement, shall have a Collateral Value of zero;

K.            The Collateral Value of each HELOC Loan and Second Trust Deed Loan shall not exceed Three Hundred Fifty Thousand Dollars ($350,000.00); and

L.             The Collateral Value of all Loans which are under Trust Receipt in accordance with the terms of the Security Agreement shall not exceed, in the aggregate, Two Million Five Hundred Thousand Dollars ($2,500,000.00).

“Commitment” shall mean a Firm Commitment or a Standby Commitment.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.14(b) hereof.

“Commitment Pro Rata Share” shall mean a Bank’s Warehouse Commitment Pro Rata Share.

“Commitment Schedule and Allocation Notice” shall mean a notice in the form of the Commitment Schedule and Allocation Notice attached hereto as Exhibit H and made a part hereof by this reference.

“Company” shall have the meaning assigned to that term in the introduction of this Credit Agreement.

“Confirmation of Electronic Request for Advance” shall have the meaning ascribed to such term in Section 2.4(a) hereof.

“Conforming Loan” shall mean a Loan secured by a Conforming Mortgage or Government Mortgage, and which may be a “Stated Asset Loan”, “Stated Income Loan” or “Option ARM Loan”.

“Conforming Mortgage” shall mean a First Trust Deed securing a Loan which is not an Alt A Loan and which meets all Fannie Mae or FHLMC underwriting standards and received a favorable eligibility response from any of Fannie Mae Desktop Underwriter, FHLMC Loan Prospector or other proprietary underwriting system, as may be approved by the Agent in its sole discretion.

“Covenant Compliance Certificate” shall mean the certificate to be furnished to the Agent on behalf of the Banks in accordance with Sections 4.2(a) and 7.3(b) hereof and in the form of Exhibit B attached to this Credit Agreement and made a part hereof by this reference, together with a spreadsheet or other working papers showing the calculations used to prepare such certificate.

“Credit Agreement” shall mean this Warehousing Credit Agreement, as amended, modified, supplemented and restated from time to time.

“Default Rate” means, upon the occurrence and during the continuation of any Event of Default with respect to the then or thereafter outstanding principal balance of any Note, a rate per annum equal to the sum of three percent (3%) per annum plus the per annum rate of interest then applicable to such Note pursuant to Section 2.8 hereof.

“Document Custodian” shall mean National City acting as the custodian of the Loans (or such other custodian acceptable to the Company and the Banks).

“Dry Loan” shall mean a Loan the Collateral Mortgage Documents for which have been delivered to the Agent and the entire interest of which Loan is owned by the Company.

“Electronic Request for Advance” shall mean an electronic data transmission made in such manner and in accordance with such procedures as may be established by the Agent from time to time.

“Electronic Tracking Agreement” shall mean an Electronic Tracking Agreement by and among the Company, the Agent, MERS MERSCORP, in form acceptable to Agent in its sole discretion.

“Electronic Transmittals” shall mean the electronic delivery to the Agent of collateral data and collateral transaction data in the format prescribed by the Agent.

“Eligible Collateral” shall mean, collectively and as of any date, [A] each Loan (i) which is a Conforming Loan, Government Loan, a Wet Loan, a Jumbo Loan, a HELOC Loan, a Second Trust Deed Loan or an Alt A Loan, (ii) which is not an Aged Loan, (iii) which constitutes Collateral, (iv) which no default has occurred and is continuing on such Loan, (v) which is pledged as Collateral within thirty (30) calendar days of origination, purchase or conversation, (vi) which has no more than one (1) principal/interest payment past due, (vii) which has not been under Trust Receipt in accordance with the terms of the Security Agreement for more than the maximum number of days allowed under the Security Agreement, (viii) which has not been shipped to an Approved Investor for more than the maximum number of days allowed by the Security Agreement and no purchase proceeds have been received by the Agent, (ix) in respect of which the loan-level representations, warranties and agreements contained in the Credit Agreement and the Security Agreement are true and correct, (x) which is subject to a Firm Commitment or Standby Commitment, and (xi) in the case of a HELOC Loan or Second Trust Deed Loan, such Loan has not been determined by the Agent in its sole and absolute judgment and discretion to be ineligible for warehousing under the Warehouse Line and/or any particular Sublimit thereof as a result of the Agent’s evaluation of market conditions or other market factors without regard to whether the other specific definitional parameters for Eligible Collateral set forth in this Agreement have been met, any such determination by the Agent of ineligibility to be effective immediately upon the Agent’s determination thereof, with written notice to be provided to the Company as soon as practicable thereafter; and [B] each Loan (i) that is a Discretionary Loan (as defined in Section 9.20 hereof) without duplication, (ii) that constitutes Collateral, and (iii) that is not subject to any lien or security interest other than that granted under the Credit Agreement and the Security Agreement. Unless specifically provided for herein, “Stated Asset Loans”, “Stated Income Loans”, and “Option ARM Loans” are not permitted to be funded under the Warehouse Line and shall not constitute Eligible Collateral under this Credit Agreement.

“ERISA” shall have the meaning assigned to such term in Section 6.12 hereof.

“Event of Default” shall mean any of the events set forth in Section 8.1 hereof.

“Excess Advances” shall mean the cash amount advanced under the terms of Section 2.2(b) hereof.

“Excess Pro Rata Share” shall mean the entire outstanding principal amount of the Excess Advances, all as held by the Agent.

“Fannie Mae” shall mean the Federal National Mortgage Association, or any successor thereto.

“FHA” shall mean the Federal Housing Administration, or any successor thereto.

“FHLMC” shall mean the Federal Home Loan Mortgage Corporation, or any successor thereto.

“FICO Score” shall mean the credit score obtained by using the credit score methodology provided by Fair Isaac Corporation.

“Firm Commitment” shall mean a commitment or pre-approval for a commitment from an Approved Investor or other security dealer reasonably satisfactory to the Agent, to purchase from the Company a Loan or Loans under which commitment the Company is obligated to sell such Loan or Loans. Notwithstanding anything contained herein to the contrary, any Loan which has been underwritten in accordance with the underwriting guidelines of a substantial and reputable lending institution, investor, or security dealer, reasonably satisfactory to Agent, shall be deemed to be subject to a “Firm Commitment” for all purposes hereunder.

“First Trust Deed” shall mean a mortgage, deed of trust, or other security deed in land and other interests in real property (including, without limitation, leasehold interests) and the structures, improvements, fixtures, and buildings located thereon, or in other rights and interests in real property, which secures a Loan and, which mortgage, deed of trust, or other security deed is subject to no prior or superior mortgage, deed of trust or other security deed in the land and other interests in real property encumbered by such mortgage, deed of trust, or other security deed.

“Funding Date” shall have the meaning assigned to such term in Section 2.4(c) hereof.

“GAAP” shall mean those generally accepted accounting principles set forth in the opinions and pronouncements of the Financial Accounting Standards Board and its predecessors and the American Institute of Certified Public Accountants or those generally accepted principles of accounting which have other substantial authoritative support and are applicable in the circumstances as of the date of application, as such principles are from time to time supplemented and amended, each as consistently applied.

“GAAP Net Worth” shall mean, as of any date of determination, the Company’s net worth as determined in accordance with GAAP.

“GNMA” shall mean the Government National Mortgage Association, or any successor thereto.

“Government Loan” shall mean a Loan secured by a Government Mortgage.

“Government Mortgage” shall mean a First Mortgage securing a Loan which is eligible to be (i) insured by FHA, or (ii) guaranteed by VA or GNMA.

“Hedging Program” shall mean any program maintained by the Company to hedge certain interest rate risks associated with its mortgage banking business.

“HELOC Loan” shall mean a Loan secured by a Home Equity Mortgage, the entire interest of which is owned by the Company; provided, however, that (a) such Loan shall be subject to a Firm Commitment, (b) such Loan shall have a FICO Score equal to or in excess of six hundred sixty (660), and (c) such Loan shall have a combined loan-to-value ratio at origination of not more than ninety percent (90%).

“HELOC/Second Trust Deed Advance” shall mean an Advance requested to fund a HELOC Loan or Second Trust Deed Loan.

“HELOC/Second Trust Deed Advance Sublimit” shall mean an amount equal to ten percent (10%) of the Total Warehouse Line Commitment.

“Home Equity Mortgage” shall mean a mortgage, deed of trust or other security deed in land and other interests in real property (including, without limitation, leasehold interests) and the structures, improvements, fixtures and buildings located thereon, and in other rights and interests in real property, which secures a Loan, and which mortgage, deed of trust or other security deed which may be subject to a prior or superior mortgage, deed of trust or other security deed in the land and other interest in real property encumbered by such mortgage, deed of trust or other security deed.

“Jumbo Advance” shall mean an Advance requested to fund a Jumbo Loan.

“Jumbo Advance Sublimit” shall mean an amount equal to twenty-five percent (25%) of the Total Warehouse Line Commitment.

“Jumbo Loan” shall mean a Loan, which is not an Alt A Loan, HELOC Loan or Second Trust Deed Loan, the amount of which exceeds Fannie Mae or FHLMC guidelines for maximum eligible amount, but which Loan shall not have a face amount in excess of One Million Dollars ($1,000,000 00), except as may be otherwise pre-approved by the Agent in writing in its sole discretion after the Company has provided the Agent with written notice thereof together with a copy of the related Commitment from an Approved Investor and the applicable appraisal at least two (2) Business Days prior to the funding thereof, and the entire interest of which is owned by the Company and which is secured by a First Trust Deed covering a completed one-to-four family residential property which is subject to a Firm Commitment, provided, that: (i) such Loan shall have a FICO Score equal to or in excess of six hundred sixty (660), and (ii) such Loan shall have a combined loan-to-value ratio at origination of not more than ninety percent (90%).

“LendingTree” shall mean LendingTree, LLC, a North Carolina limited liability company with principal office mailing address of 11115 Rushmore Drive, Charlotte, North Carolina 28277, and the sole stockholder of the Company.

“LIBOR” shall mean the per annum rate equal to the thirty (30) day average of the London Interbank Offered Rate, as published by Bloomberg Financial Services or a similar service selected by the Agent during each monthly billing cycle, or as otherwise determined in good faith by the Agent.

“Liquid Assets” shall mean the sum of (i) cash and cash equivalents, plus (ii) pledged cash or security deposits with National City-Bank or other lenders, plus (iii) loans held for sale minus the sum of (y) the outstanding balance of all mortgage warehouse lines of credit plus (z) drafts payable.

“Loan” shall mean a residential real estate mortgage loan purchased, refinanced or made by the Company, evidenced by a promissory note, and secured by a mortgage or deed of trust or similar instrument creating an enforceable first or second lien upon a one-to-four family residential property which was financed with the proceeds of such loan.

“Loan Documents” shall mean, collectively, this Credit Agreement, the Warehouse Notes, the Swing Note, the Security Agreement, the other Collateral Documents and any and all other documents executed in connection therewith, including, without limitation, any inter-creditor agreements as may be required by the Agent, each as the same may be amended, modified, supplemented and restated from time to time.

“Maturity Date” shall mean October 31, 2008; provided that the Agent and the Banks shall have the option, in their absolute discretion, either one time or from time to time, to extend the Maturity Date for an additional period not to exceed three hundred and sixty four (364) days. If the Maturity Date is extended, the term Maturity Date shall mean the date of expiration of such extension.

“MERS” shall mean the Mortgage Electronic Registration System, Inc., or any successor thereto.

“NIERSCORP” shall mean MERSCORP, Inc., or any successor thereto.

“MERS Loan” shall mean any Loan made by the Company that is secured by a MERS

Mortgage.

“MERS Member” shall mean any entity which is a member of MERS, in good standing and in compliance with all rules, regulations, procedures and requirements set forth by MERS, including, but not limited to the payment of membership dues.

“MERS Mortgage” shall mean any First Trust Deed or Second Trust Deed registered by the Company on the MERS System.

“MERS System” shall mean the Mortgage Electronic Registration System established by MERS.

“Notes” shall mean, collectively, the Warehouse Notes and the Swing Note.

“Obligor” shall mean a person or other entity who now or hereafter is or becomes liable to the Company with respect to any of the Collateral.

“origination” shall mean with respect to any Loan, the date of original funding of such Loan.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party, or government (whether national, federal, state, county, city, municipal, or otherwise, and including, without limitation, any instrumentality, division, agency, body, or department thereof), whether acting in an individual, fiduciary, or other capacity, including, without limitation, any Affiliate.

“Plan” shall have the meaning assigned to such term in Section 6.12 hereof.

“Pledged Loan” shall mean any Loan made by the Company with respect to which the Banks have made an Advance, or with respect to which the Company has requested an Advance unless such Request for Advance is rejected by the Agent, or which is now or hereafter at any time pledged, assigned, transferred, or conveyed, or a security interest therein granted, to the Agent for the benefit of the Banks. If the context so requires, “Pledged Loan” shall also mean any and all instruments and documents which evidence, secure or relate to any such Loan.

“Prevailing Time” shall mean the prevailing time in Louisville, Kentucky.

“Pro Rata Share” shall mean, as appropriate, a Bank’s Warehouse Pro Rata Share or Excess Pro Rata Share.

“Procedures Manual” shall mean those certain operating procedures published by the Agent from time to time, a copy of which was provided to the Company in connection with this Credit Agreement.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Repayment Date” shall have the meaning assigned to such term in Section 2.4(c) hereof.

“Request for Advance” shall mean a Request for Warehouse Advance or a Request for Swing Advance, as appropriate.

“Request for Swing Advance”  shall mean a written request for a Swing Advance by the Company in a form acceptable to the Agent.

“Request for Warehouse Advance”  shall mean a written request for an Advance by the Company in a form acceptable to the Agent.

“Requisite Banks”  shall mean either (i) when an Event of Default does not exist, Banks holding more than sixty-six and sixty-seven hundredths of one percent (66.67%) of the Total Warehouse Line Commitment, or (ii) when an Event of Default does exist, Banks holding more than sixty-six and sixty-seven hundredths of one percent (66.67%) of the Aggregate Outstanding Warehouse Balance, as of the date of determination of the Requisite Banks.

“Second Trust Deed”  shall mean a mortgage, deed of trust or other security deed in land and other interests in real property (including, without limitation, leasehold interests) and the structures, improvements, fixtures and buildings located thereon, or in other rights and interests in real property which mortgage, deed of trust or other security deed is subject to only one prior or superior mortgage, deed of trust or other security deed in the land and other interests in real property encumbered by such mortgage, deed of trust, or other security deed.

“Second Trust Deed Loan”  shall mean a Loan, the entire interest of which is owned by the Company and which is secured by a Second Trust Deed; provided, however, that (a) such Loan shall be subject to a Firm Commitment, (b) such Loan shall have a FICO Score equal to or in excess of six hundred sixty (660), and (c) such Loan shall have a combined loan-to-value ratio at origination of not more than ninety percent (90%).

“Secured Obligations”   shall mean all obligations, liabilities, and indebtedness of the Company to the Agent and the Banks, due or to become due, direct or indirect, absolute or contingent, joint or several, now existing or at any time hereafter arising, incurred under the Credit Agreement, this Security Agreement, the Notes, any of the other Loan Documents, any other credit agreement or note hereafter executed and delivered by the Company in favor of the Agent and/or the Banks, and any amendment to any of the foregoing, or otherwise, and any amendment, renewal, or extension of any such obligations, liabilities, and indebtedness, including without limitation all interest, fees, charges, expenses, and reasonable attorneys’ fees, to the extent permitted by law, incurred to enforce the Agent’s or the Banks’ rights against the Company under this Security Agreement or otherwise, or arising out of the defense or prosecution of any matter growing out of this Security Agreement or any of the other foregoing documents, agreements and instruments referred to above or any security interest granted herein.

“Security Agreement”  shall mean that certain Pledge, Security and Collateral Agency Agreement of even date herewith by and among the Company, the Banks and the Agent and substantially in the form of Exhibit D attached to this Credit Agreement and made a part hereof by this reference, as amended, modified, supplemented and restated from time to time.

“Security Interest”  shall mean every security interest, pledge, lien, hypothecation, and other encumbrance on or in any of those assets of the Company now or hereafter granted by the Company to the Agent (for the ratable benefit of the Banks) or any Bank, whether pursuant to this Credit Agreement, the Security Agreement, or otherwise.

“Standby Commitment”  shall mean a commitment from an Approved Investor or other security dealer reasonably satisfactory to the Agent, to purchase from the Company within a specified time period a Loan or Loans, in an aggregate principal amount which conforms to the criteria set forth therein, under which commitment the Company has the right, but is not obligated, to sell such Loan or Loans.

“Swing Advance”  shall mean the cash amount, if any, advanced under the Warehouse Line by the Agent to or for the account of the Company under the terms of Section 2.2(a) of this Credit Agreement.

“Swing Advance Limitations” shall have the meaning assigned to such term in Section 2.2(a) hereof.

“Swing Line”  shall mean the swing line of credit established by the Agent pursuant to Article 2 hereof.

“Swing Note”  shall mean that certain Swing Promissory Note to be made by the Company, payable to the order of the Agent, upon the addition of an Applicant Financial Institution as a “Bank” hereunder, and in a maximum principle amount to be determined by the Agent and the Company, a form of which is annexed hereto as Exhibit E, as the same may hereafter be amended, modified, renewed, replaced and/or restated from time to time, and which shall evidence all Swing Advances, if any.

“Tangible Net Worth”  shall mean, as of any date of determination, GAAP Net Worth minus the aggregate net book value of (i) all intangible assets (as determined in accordance with GAAP) of the Company including, without limitation, capitalized purchased insurance renewals, goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, franchises and unamortized debt discount and expenses, (ii) all notes and accounts receivable due from officers, stockholders, employees or other Affiliates of the Company, (iii) subscribed stock, and (iv) any other assets Company deemed unacceptable by the Agent.

“Termination Date”  shall mean the earlier of (i) the Maturity Date, or (ii) the date this Credit Agreement is terminated pursuant to Section 8.3 hereof.

“Total Indebtedness”  shall mean, as of the date of any determination, all indebtedness of the Company, as determined in accordance with GAAP, including, without limitation, all unpaid Secured Obligations, all amounts due under all capital leases, all accounts and trade payables, and all other liabilities and obligations Company, including without limitation, any guarantees made by the Company to or for the benefit of any Affiliate or any other Person.

“Total Warehouse Line Commitment”  shall mean the total aggregate principal amount of all Warehouse Line Commitments as determined from time to time in accordance with the provisions of Article 2 and Article 11 of this Credit Agreement, and shall mean the principal amount of Fifty Million Dollars ($50,000,000.00) subject to adjustment as provided in Section 11.1 hereof.

“Trust Receipt”  shall have the meaning ascribed to such term in the Security Agreement.

“Unmatured Event of Default”  shall mean any event which, with the lapse of time, or with notice to the Company, or both, would constitute an Event of Default.

“VA”  shall mean the Veterans Administration, or any successor thereto.

“Warehouse Advance”  shall mean the cash amount advanced under the Warehouse Line by the Banks to or for the account of the Company under the terms of Section 2.1 of this Credit Agreement.

“Warehouse Borrowing Base”  shall mean that amount which is determined according to the formula set forth in Exhibit A to this Credit Agreement and made a part hereof by this reference.

“Warehouse Commitment” or “Warehouse Commitments”  shall mean the Commitment of each Bank to maintain or make Warehouse Advances as set forth in Section 2.1 hereof.

“Warehouse Commitment Pro Rata Share”  shall mean with respect to each Bank’s pro rata share of the Total Warehouse Line Commitment, the percentage set forth opposite that Bank’s name on Schedule 2.1 to this Credit Agreement, as the same shall be amended from time to time as provided herein.

“Warehouse Line”  shall mean the line of credit in the maximum principal amount of Fifty Million Dollars ($50,000,000.00) established by the Agent and the Banks in favor of the Company under Article 2 of this Credit Agreement, subject to adjustment as provided in Section 11.1 hereof.

“Warehouse Line Commitment” or “Warehouse Line Commitments”  shall mean the commitment of each Bank to maintain or make Warehouse Advances as set forth in Section 2.1 hereof.

“Warehouse Notes”  shall mean, collectively, (i) that certain Warehouse Promissory Note dated as of November 26, 2007, made by the Company, payable to the order of National City, in the face principal amount of Fifty Million Dollars ($50,000,000.00) a form of which is attached hereto as Exhibit C-1, as the same may hereafter be amended, modified, renewed, replaced and/or restated from time to time, and (ii) when executed and delivered, any such additional Warehouse Promissory Note substantially in the form of Exhibit C-1 attached hereto, made by the Company, payable to the order of any respective Applicant Financial Institution as shall be added as a “Bank” hereunder and in the face principal amount of such Applicant Financial Institution’s Warehouse Line Commitment, as the same may thereafter be amended, modified, renewed, replaced and/or restated from time to time.

“Warehouse Pro Rata Share”  shall mean, with respect to each Bank, the percentage calculated by dividing the average monthly sum of the Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance attributable to such Bank by the average monthly total of the Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance.

“Wet Advance”  shall mean an Advance requested to fund a Wet Loan.

“Wet Advance Sublimit”  shall mean an amount equal to forty percent (40%) of the Total Warehouse Line Commitment.

“Wet Loan”  shall mean a Loan the entire interest of which is owned by the Company and which is a Loan secured by a First or Second Trust Deed covering a one-to-four family residential property which is subject to a Firm Commitment or Standby Commitment for which the Collateral Mortgage Documents relating to such Loan have not been delivered to the Agent within the maximum number of days allowed by the Security Agreement.

1.2                               Accounting Terms.  All accounting terms, except as their meanings may be modified by this Credit Agreement, shall have the meanings given them in accordance with GAAP.

ARTICLE 2

THE WAREHOUSE LINE

2.1                                 Warehouse Advances.  Each Bank severally agrees to lend to the Company, and the Company agrees to borrow from each Bank, on the terms and conditions of this Credit Agreement, an aggregate amount not exceeding such Bank’s respective Warehouse Line Commitment, and the aggregate amount of all such Warehouse Line Commitments shall equal the Total Warehouse Line Commitment; provided, however the Total Warehouse Line Commitment includes a Wet Advance Sublimit, a Jumbo Advance Sublimit, a HELOC/Second Trust Deed Advance Sublimit and an Alt A Advance Sublimit. Subject to the terms and conditions contained herein, Warehouse Advances may be repaid and reborrowed until the Termination Date. Each Bank’s commitment to make Warehouse Advances under this Section 2.1 is herein called its “Warehouse Line Commitment” and is set forth opposite its name in Schedule 2.1 attached to this Credit Agreement and the aggregate maximum amount of the Warehouse Line Commitments is herein called the “Total Warehouse Line Commitment”. The Total Warehouse Line Commitment is equal to Fifty Million Dollars ($50,000,000.00), as may be increased by the Company and the Agent in their sole, joint discretion by adding one or more Applicant Financial Institutions as a “Bank” or “Banks” hereunder and as may be decreased in accordance with the requirements of Section 11.1 hereof. The principal amount set forth above (as the same may be increased pursuant to the terms hereof) shall be available to the Company as Warehouse Advances, Excess Advances and Swing Advances, subject to the terms and conditions hereof, at such times prior to the Termination Date and in such sums, as the Company may request.

Notwithstanding the foregoing, the Banks shall not be obligated to make a Warehouse Advance which, (a) when added to the sum of the Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance, would cause the Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance to exceed the Warehouse Borrowing Base at such time; (b) when added to the sum of the Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance, would cause or result in a violation of the financial covenants set forth in Article 5 hereof; (c) if such Warehouse Advance is a Wet Advance, when added to the aggregate outstanding balance of all Wet Advances would cause or result in a violation of the Wet Advance Sublimit; (d) if such Warehouse Advance is a Jumbo Advance, when added to the aggregate outstanding of all Jumbo Advances would cause or result in a violation of the Jumbo Advance Sublimit; (e) if such Warehouse Advance is an HELOC/Second Trust Deed Advance, when added to the aggregate outstanding balance of all HELOC Advances and Second Trust Deed Advances would cause or result in a violation of the HELOC/Second Trust Deed Advance Sublimit; (f) if such Warehouse Advance is an Alt A Advance, when added to the aggregate outstanding balance of all Alt A Advances would cause or result in a violation of the Alt A Advance Sublimit; or (g) if such Warehouse Advance would cause or result in the Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance to exceed the Total Warehouse Line Commitment. The Agent and the Banks shall not be obligated to honor any Request for Advance if the disbursement of funds thereunder would occur on or after the Termination Date, or if an Event of Default has occurred and is continuing or if such disbursement would cause or result in an Event of Default or an Unmatured Event of Default.

2.2                                 Swing Advances and Excess Advances by Agent.

(a)                                  Swing Advances.  Subsequent to the addition of an Applicant Financial Institution as a “Bank” hereunder and upon the terms and subject to the conditions contained in this Credit Agreement, the Agent may for its own account and at its own discretion, make one or more Swing Advances to the Company, the aggregate unpaid principal amount of which at any time, including those then to be made, shall not exceed the least of (i) the sum of the Total Warehouse Line Commitment at such time less the sum of the Aggregate

Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance at such time, (ii) the sum of the Agent’s Warehouse Line Commitment at such time less the amount of the Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance then allocated to the Agent, and (iii) the then current maximum principal amount of such Swing Line as determined by the Company and the Agent; provided, that, the sum of the Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance plus the Swing Advance to be made by the Agent, shall not exceed the Warehouse Borrowing Base as set forth in the most recent Borrowing Base Report prepared by the Agent on the day of the making of such Swing Advance plus the Collateral Value of the Eligible Collateral delivered to the Agent on that day and which is not included in the most recent Borrowing Base Report (the “Swing Advance Limitations”). Subsequent to a Swing Advance being made by the Agent, the Agent may at any time (and in any event shall no less frequently than one (1) time each week) in its sole and absolute discretion, demand the Banks to advance under their respective Warehouse Notes and pay to the Agent an amount equal to pay their Warehouse Commitment Pro Rata Share of the Warehouse Advance necessary to repay the then current aggregate outstanding balance of all Swing Advances. On each Business Day on which the Agent makes a demand for payment before 2:00 p.m. Prevailing Time, on any particular Business Day, whether before or after the occurrence of an Event of Default, each Bank shall irrevocably and unconditionally purchase from the Agent, without recourse or warranty, an undivided interest and participation in the Swing Advances then outstanding, by paying to the Agent, in same day funds available to the Agent at the main office of the Agent located at 101 South Fifth Street, Louisville, Kentucky, an amount equal to such Bank’s Warehouse Commitment Pro Rata Share of all Swing Advances then outstanding, and thereafter, the Bank’s respective interest in such Swing Advances, and the remaining interest of the Agent in such Swing Advances, shall in all respects be treated as a Warehouse Advance, but such Swing Advances shall continue to be evidenced by the Swing Note. In the event the Agent makes such demand of the Banks after 2:00 p.m. Prevailing Time on any particular Business Day, the Banks shall be required to make their respective payments to the Agent before 12:00 noon Prevailing Time on the immediately succeeding Business Day.

(b)                                    Excess Advances by Agent.  Subsequent to the addition of an Applicant Financial Institution as a “Bank” hereunder and upon the terms and subject to the conditions contained in this Credit Agreement, in the event the Agent is prevented from making a Swing Advance hereunder as a result of the application of the Swing Advance Limitations outlined above, the Agent may for its own account as a Bank hereunder and at its sole discretion, make one or more Excess Advances to the Company, the aggregate unpaid principal amount of which at any time, including those to be made, shall not exceed the lesser of (i) the sum of the Total Warehouse Line Commitment at such time less the sum of the Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance at such time, and (ii) the amount of the Agent’s Warehouse Line Commitment at such time less the sum of the Agent’s Warehouse Commitment Pro Rata Share of the Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance at such time; provided, that, the sum of the Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance (excluding the Excess Advance to be made) plus the Excess Advance to be made by the Agent, shall not exceed the Warehouse Borrowing Base as set forth in the most recent Borrowing Base Report prepared by the Agent on the day of the making of the Excess Advance plus the Collateral Value of the Eligible Collateral delivered to the Agent on that day and which is not included in the most recent Borrowing Base Report. Subsequent to an Excess Advance being made by the Agent, the Agent may at any time (and in any event no less frequently than one (1) time each week) in its sole and absolute discretion request the other Banks to pay their respective Warehouse Commitment Pro Rata Shares of the Warehouse Advance necessary to repay all or any portion of the Excess Advances then outstanding. On each day on which the Agent makes a demand for payment before 2:00 p.m. Prevailing Time, whether before or after the occurrence of an Event of Default, each Bank shall pay to the Agent its Warehouse Commitment Pro Rata Share of the Warehouse Advance necessary to pay the Excess Advances designated by the Agent to be reallocated and paid by the Banks, such payments shall be wired to the Agent, in same day funds available to the Agent at the main office of the Agent located at 101 South Fifth Street, Louisville, Kentucky, in an amount equal to such Bank’s Warehouse Commitment Pro Rata Share of all Excess Advances then designated by the Agent to be reallocated and paid by the Banks. In the event the Agent makes such demand of the Banks after 2:00 p.m. Prevailing Time on any particular day, the Banks shall be required to make their respective payments to the Agent before 12:00 noon Prevailing Time on the immediately succeeding Business Day.

2.3                                 Notes.

(a)                                  Warehouse Advances.  The lending described above, to be made through Warehouse Advances made by the Banks in accordance with the terms set forth herein, shall be evidenced by the Warehouse Notes of the Company, substantially in the form of Exhibit C-1 to this Credit Agreement. The aggregate amount of the Warehouse Advances made under the Warehouse Notes, less repayments of principal, shall be the principal amount owing and unpaid on such Warehouse Notes. The Warehouse Notes shall be payable in the manner, and shall bear interest at the rates, specified therein and in this Credit Agreement.

(b)                                 Swing Advances.  The lending described above, to be made through Swing Advances made by the Agent for its own account in accordance with the terms set forth herein, shall be evidenced by the Swing Note made by the Company payable to the order of the Agent substantially in the form of Exhibit E to this Credit Agreement. The aggregate amount of Swing Advances made under the Swing Note, less repayments of principal, shall be the principal amount owing and unpaid on the Swing Note. The Swing Note shall be payable in the manner, and shall bear interest at the rates, specified therein and in this Credit Agreement.

(c)                                  Excess Advances.  The lending described above, to be made through Excess Advances by the Agent for its own account through the National City Warehouse Promissory Note in accordance with the terms set forth herein, shall be evidenced by the Warehouse Note of the Company made payable to National City. The aggregate amount of the Warehouse Advances plus Excess Advances made under the Warehouse Note referenced above, less repayments of principal, shall be the principal amount owing and unpaid on such Warehouse Note.

2.4                                 Manner of Borrowing.

(a)                                  Request for Advance.  The Company shall deliver to the Agent, not later than the Agent’s published deadlines on the Business Day on which the Company desires to obtain an Advance, an original (or facsimile copy) executed Request for Advance (which shall be irrevocable) specifying the amount of the Advance which it desires to borrow. Notwithstanding the foregoing, if approved by the Agent, any such Request for Advance under the immediately preceding sentence may be made to Agent, via an Electronic Request for Advance, prior to the date and time published by the Agent from time to time on the Business Day on which the Company desires to obtain an Advance and, if required by Agent, followed by delivery to Agent, via facsimile transmission or electronic mail, prior to the date and time published by the Agent from time to time on the date of such proposed Advance, of a written confirmation of such Electronic Request for Advance (a “Confirmation of Electronic Request for Advance”) in a form acceptable to Agent in its sole discretion (if Agent requires a Confirmation of Electronic Request for Advance and there is any discrepancy between the schedule of Loans electronically transmitted to Agent and the list of Pledged Loans attached to such Confirmation of Electronic Request for Advance, Agent shall be entitled to rely solely on the list attached to said Confirmation of Electronic Request for Advance without further investigation or inquiry; otherwise, if Agent does not receive a Confirmation of Electronic Request for Advance, Agent shall be entitled to rely solely on the scheduled of Pledged Loans electronically transmitted to Agent). Agent in its sole discretion can treat any Request for Advance as either (i) a Request for Warehouse Advance, (ii) a Request for Swing Advance, or (iii) a Request for an Excess Advance, as applicable. On the date of the Agent’s receipt of a Request for Advance if: (a) no Event of Default or Unmatured Event of Default has occurred and is then existing; (b) all material terms and conditions of this Credit Agreement required to be satisfied prior to the making of the particular type of Advance, including without limitation, all conditions precedent specified in Article 4 hereof, are in fact satisfied; (c) all material terms and conditions of the Security Agreement required to be satisfied prior to the making of an Advance are in fact satisfied; and (d) the making of such Advance shall not cause or result in either a violation of any of the terms of this Credit Agreement or of the Security Agreement, or cause or result in an Event of Default, or an Unmatured Event of Default, the Agent shall (xx) in the case of a Warehouse Advance, credit each Bank’s Pro Rata Share of such Warehouse Advance received by the Agent to the Company in accordance with the terms set forth below, (yy) in the case of a Swing Advance, credit the amount of such Swing Advance to the Company, and (zz) in the case of an Excess Advance, credit the amount of such Excess Advance to the Company; provided, however, with respect to each Wet Advance, the proceeds thereof shall, at the option of the Agent, be (i) wire transferred by the Agent through the Federal Reserve Wire Transfer System directly to the Company’s agent responsible for closing such Wet Loan, (ii) funded by a draft on the Agent, which draft shall be made payable either [a] jointly to the Company’s agent responsible for closing such Wet Loan and the Mortgagor(s) under such Wet Loan, [b] only to the Company’s closing agent if such transaction is a refinance transaction where the three (3) day right of rescission may preclude the Company from obtaining both endorsements without incurring significant additional costs, or [c] in the case of a Second Trust Deed Loan, to the mortgagor’s consumer debt creditor, or (iii) disbursed in such other manner as is acceptable to the Company and the Agent. Requests for Advance received by the Agent after 12:00 p.m. Prevailing Time will not be processed as a Request for Warehouse Advance, but may be treated, at the Agent’s sole discretion, as a Request for Swing Advance. Requests for Advance received by the Agent after the Agent’s published deadlines will not be processed by the Agent as a Request for Warehouse Advance until the next Business Day.

(b)                                 Disbursement of Bank’s Warehouse Pro Rata Share.  All Warehouse Advances requested by the Agent under this Credit Agreement shall be made by the Banks simultaneously and proportionately to their respective Warehouse Commitment Pro Rata Shares of each such Warehouse Advance, it being understood that, except as provided in Section 2.4(c) below, no Bank shall be responsible for any default by any other Bank of that other Bank’s obligation to fund its Warehouse Commitment Pro Rata Share of a Warehouse Advance requested hereunder nor shall the Warehouse Line Commitment of any Bank be increased or decreased as a result of the default by any other Bank of that other Bank’s obligation to fund its Warehouse Commitment Pro Rata Share of a Warehouse Advance requested hereunder. Promptly after receipt by the Agent of a Request for Advance pursuant to this Section 2.4, the Agent shall notify each Bank of the Warehouse Advance requested by the Company pursuant thereto and each Bank’s Warehouse Commitment Pro Rata Share of such Warehouse Advance. Each Bank shall make its Warehouse Commitment Pro Rata Share of each Warehouse Advance (other than a Swing Advance or an Excess Advance) to be made to the Company available to the Agent, in same day funds, at the office of the Agent located at 101 South Fifth Street, Louisville, Kentucky not later than 3:00 p.m. Prevailing Time on the date the Request for Advance from the Company is received by the Agent. The time of the Agent’s receipt of same day funds from the Banks which are wire transferred through the Federal Reserve System shall be based upon the Federal Reference Number and the “time out” for any such wire transfer. Upon satisfaction or waiver of the conditions precedent specified in Section 4.1 hereof in the case of the initial Advance and Section 4.2 hereof in the case of any subsequent Advance, the Agent shall make the proceeds of each Advance requested by the Company available to the Company on the date specified above by causing an amount of same day funds equal to the proceeds of the Banks’ respective Warehouse Commitment Pro Rata Shares of such Warehouse Advance received by the Agent at its office located at the address set forth in the preceding sentence to be credited to the Company; provided, however, with respect to each Wet Advance (whether in the form of a Warehouse Advance, Swing Advance or Excess Advance), the proceeds thereof shall be deposited into the Funding Account, and at the option of the Agent, be (i) wire transferred by the Agent through the Federal Reserve Wire Transfer System directly to the Company’s agent responsible for closing the related Wet Loan, or if the Company closes its own Wet Loan, then directly to the Company or the Company’s agent, (ii) funded by a draft or check on the Agent or one of its affiliates, which draft or check shall be made payable to the Company’s agent responsible for closing the related Wet Loan, or if the Company closes its own Wet Loan, then directly to the Company or the Company’s agent, (iii) funded by a cashier’s check issued by the Agent on behalf of the Company and made payable to the Company’s agent responsible for closing the related Wet Loan, or (iv) disbursed in such other manner as is acceptable to the Company and the Agent.

(c)                                  Assumptions by Agent for Advances; Failure to Fund a Bank.  Unless the Agent shall have been notified by any Bank prior to the date that such Bank’s Warehouse Commitment Pro Rata Share of a Warehouse Advance is to be made (the “Funding Date”) that such Bank does not intend to make available to the Agent such Bank’s Warehouse Commitment Pro Rata Share of such Warehouse Advance requested on such Funding Date, the Agent may assume that such Bank has made such amount available to the Agent on such Funding Date and the Agent may, in its sole discretion, but shall not be obligated to, make available to the Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover a Two Hundred Dollar ($200.00) processing fee plus such corresponding amount owed on demand from such Bank together with interest thereon, for each day from such Funding Date until the date such amount is paid to the Agent, at the customary rate set by the Agent for the correction of errors among the Banks for three (3) Business Days and thereafter at the Default Rate. If such Bank does not pay such corresponding amount forthwith upon the Agent’s demand therefor, the Agent shall notify the other Banks and each of the other Banks (including National City) shall immediately pay to the Agent a pro rata share (excluding in such calculation the Bank which failed to fund) of such amount not funded by a Bank; provided, however, no Bank (including National City) shall be obligated to fund any amount under this Credit Agreement in excess of that Bank’s Warehouse Line Commitment, as applicable. If any portion of the amount not funded by a Bank is not paid to the Agent by the other Banks in accordance with the immediately preceding sentence, the Agent shall promptly notify the Company and the Company shall immediately pay such corresponding amount to the Agent and shall pay interest on such amount for each day from such Funding Date until the date such amount is paid to the Agent, at the applicable interest rate borne by the particular Advance, which amount shall be paid to the Agent at the next monthly billing. Nothing in this Section 2.4 shall be deemed to relieve any Bank from its obligation to fulfill its Warehouse Line Commitment hereunder or to prejudice any rights that the Company may have against any Bank as a result of any default by such Bank hereunder. In the event any Bank gives notice to the Agent that such Bank does not intend to fund its Warehouse Commitment Pro Rata Share of any Warehouse Advance to be made to the Company or in the event any Bank otherwise fails to fund its Warehouse Commitment Pro Rata Share of any Warehouse Advance to be made to the Company, the Agent shall promptly notify the other Banks of the occurrence of any such event and the other Banks shall each fund a pro rata share (excluding in the calculation the nonfunding Bank) of the nonfunding Bank’s Warehouse Commitment Pro Rata Share of each Advance not funded by such Bank; provided, however, no Bank shall be obligated to fund any amount under this Credit Agreement in excess of its Warehouse Line Commitment. In the event any Bank gives notice to the Agent that such Bank does not intend to fund its Warehouse Commitment Pro Rata Share of any Warehouse Advance to be made to the Company or in the event any Bank otherwise fails to fund its Warehouse Commitment Pro Rata Share of any Advance to be made to the Company, the Agent shall telephonically notify the Company of the occurrence of any such event. The Warehouse Commitment Pro Rata Share of principal payments (from any source whatsoever) payable hereunder to a Bank which fails to fund its

Warehouse Commitment Pro Rata Share of any Warehouse Advance, including any Warehouse Advance requested by the Agent to repay any Swing Advance or Excess Advance, shall be paid on a pro rata basis to the Banks which funded that Bank’s Warehouse Commitment Pro Rata Share of such Warehouse Advance, Swing Advance or Excess Advance, as applicable, until the amount which those Banks funded for the Bank which failed to fund, has been repaid in full (the “Repayment Date”). Notwithstanding anything contained herein to the contrary, in the event that any Bank fails to fund its Warehouse Commitment Pro Rata Share of any Warehouse Advance on a Funding Date, if on such Funding Date all conditions precedent to such Warehouse Advance have been satisfied, such Bank shall forfeit all consent and voting rights for all purposes hereunder and under the other Loan Documents for the entire period of time commencing upon its failure to fund on the Funding Date and ending on the Repayment Date; provided, however, such forfeiture shall not apply to the right of a Bank to consent to any amendment or modification of this Credit Agreement or any other Loan Documents which requires the consent of the Agent and all of the Banks pursuant to terms of Section 9.20 hereof.

2.5                                 Records.

(a)                                  Advances.  The Agent shall record the names and addresses of the Banks and the Pro Rata Shares of the Advances of each Bank from time to time in the records of the Agent. The Company, the Agent and the Banks may treat each Person whose name is so recorded in the records of the Agent as a Bank hereunder for all purposes of this Credit Agreement. The Agent’s records maintained pursuant to this Section 2.5 shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice to the Agent.

(b)                                 Payments.  The Agent shall record each repayment or prepayment in respect of the principal amount of the Banks’ Pro Rata Shares in the Advances in the Agent’s records. Any such recordation in accordance with the terms of this Credit Agreement shall be conclusive and binding on the Company absent manifest error; provided, that failure to make any such recordation, or any error in such recordation, shall not affect the Company’s obligation to repay all Advances to the Banks in accordance with this Credit Agreement, the Warehouse Notes and the Swing Note.

(c)                                  Bank’s Records.  Each Bank shall record on its internal records its Warehouse Commitment Pro Rata Share of each Warehouse Advance made by it to the Company and each payment in respect thereof. Any such recordation in accordance with the terms of this Credit Agreement shall be conclusive and binding on the Company absent manifest error; provided, that failure to make any such recordation, or any error in such recordation, shall not affect the Company’s obligation to repay all Warehouse Advances to the Banks in accordance with this Credit Agreement, the Warehouse Notes and the Swing Note; provided further, that in the event of any inconsistency between the Agent’s records and any Bank’s records, the Agent’s records shall govern in the absence of manifest or demonstrable error.

2.6                                 Certain Representations.  Each Request for Advance shall be deemed to be the representation of the Company and of the officer making such request that: (a) all conditions precedent set forth in Article 4 hereof have been satisfied; (b) the Company is in compliance with all financial covenants set forth in Article 5 hereof; (c) the representations and warranties contained in Article 6 hereof remain true and correct in all material respects; and (d) no Event of Default and no Unmatured Event of Default has occurred and is then existing, or will exist upon completion of the requested Advance.

2.7                                 Payment of the Warehouse Notes.

(a)                                       Termination Date.  On the Termination Date, without necessity of notice or demand, the Company shall pay to the Agent for the account of the Banks the full amount of the outstanding principal balance of, and all accrued but unpaid interest on, the Warehouse Notes and the Swing Note.

(b)                                 Warehouse Borrowing Base Deficiency.  If, at any time, and for any reason, including without limitation a reduction in the Collateral Value or any part thereof by virtue of such value being marked to market, the sum of the Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance exceeds the Warehouse Borrowing Base, as determined by the Agent, then the Company shall immediately pay to the Agent an amount equal to the amount by which the sum of the Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance exceeds the Warehouse Borrowing Base.

(c)                                  Proceeds of Collateral.  The proceeds from the Collateral shall be payable to the Agent for application to the Warehouse Notes, the Swing Note and the other Secured Obligations under and in accordance with the terms of the Security Agreement.

2.8                                 Rates of Interest.

(a)                                  Applicable Rates of Interest.

(i) With respect to all Advances other than Alt A Advances and HELOC/Second Trust Deed Advances, the Swing Note and the Warehouse Notes shall bear interest at the following rates of interest, as applicable: (a) the per annum rate equal to LIBOR plus three quarters of one percent (0.75%) for that portion of the aggregate outstanding principal balance of each Warehouse Note of each Bank which is not a Balance Funded Bank and for that portion of the aggregate outstanding principal balance of the Balance Funded Bank’s Warehouse Note and the Swing Note which exceeds the Average Monthly Available Deposits maintained by the Company with the Balance Funded Bank, and (b) the per annum rate equal to one percent (1.00%) for that portion of the aggregate outstanding principal balance of the Warehouse Note payable to the Balance Funded Bank and the Swing Note which does not exceed the Average Monthly Available Deposits maintained by the Company with the Balance Funded Bank; and

(ii) With respect to Alt A Advances and HELOC/Second Trust Deed Advances, the Swing Note and the Warehouse Notes shall bear interest at the following rates of interest, as applicable: (a) the per annum rate equal to LIBOR plus one percent (1.00%) for that portion of the aggregate outstanding principal balance of the each Warehouse Note of each Bank which is not a Balance Funded Bank and for that portion of the aggregate outstanding principal balance of the Balance Funded Bank’s Warehouse Note and the Swing Note which exceeds the Average Monthly Available Deposits maintained by the Company with the Balance Funded Bank, and (b) the per annum rate equal to one and one-quarter of one percent (1.25%) for that portion of the aggregate outstanding principal balance of the Warehouse Note payable to the Balance Funded Bank and the Swing which does not exceed the Average Monthly Available Deposits maintained by the Company with the Balance Funded Bank.

2.9                                 Interest Payments.  As soon as reasonably possible subsequent to the availability of the account analysis statement, the Agent shall deliver to the Company and each Bank an interest billing statement (the “Billing Statement”), which Billing Statement shall set forth the interest accrued with respect to the outstanding principal balance of the Warehouse Notes and the Swing Note from and including the first day of the preceding month through the last day of such month, provided, that any failure or delay in delivering such interest billing statement or any inaccuracy therein shall not affect any of the Company’s obligations and liabilities hereunder. Interest shall be payable, (i) on the fifth (5th) calendar day after receipt of the Billing Statement referred to above and (ii) upon repayment of any of the outstanding principal balance of the Swing Note and the Warehouse Notes at maturity (by reason of acceleration or otherwise). Any interest accruing at the Default Rate shall be payable on demand.

2.10                           Post-Maturity Interest.  Any principal payments on the Swing Note and the Warehouse Notes not paid when due and, to the extent permitted by applicable law, any interest payments on the Swing Note and Warehouse Notes or any fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate equal to the applicable Default Rate. Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent or any Bank.

2.11                           Computation of Interest.  Interest on the Warehouse Advances, Excess Advances and Swing Advances shall be computed on the basis of a 360-day year, in each case for the actual number of calendar days elapsed in the period during which it accrues.

2.12                           General Provisions Regarding Prepayments and Payments.

(a)                                  Prepayments.  The Company may, at any time and from time to time, prepay all or any portion of the outstanding principal balance of the Warehouse Notes without premium or penalty. All prepayments (whether voluntary or involuntary, at maturity, by acceleration or otherwise) of the outstanding principal balance of the Notes shall be applied, first, to the repayment of the outstanding principal balance of Swing Note to the full extent thereof, second, to the repayment of this outstanding principal balance of all Excess Advances, third, to any delinquent fees, costs or expenses, fourth, to the repayment of the outstanding principal balance of all Warehouse Advances, and fifth, to the payment of the interest thereon. All prepayments of the outstanding principal balance of the Warehouse Notes shall be applied first to principal bearing interest at the applicable interest rate to the full extent thereof, in a manner which minimizes the amount of any payments required to be made by the Company pursuant to this Section 2.12 hereof.

(b)                                 Manner and Time of Payment.  All payments of principal, interest and fees hereunder, under the Swing Note and under the Warehouse Notes by the Company shall be made without defense, setoff and counterclaim and upon the Agent’s receipt of notice from the Company, which notice shall not be given later than the fifth (5th) calendar day after the Company’s receipt of the Billing Statement under Section 2.9 hereof, the Agent shall be authorized to charge the Company’s “DDA Account” maintained at National City (Account #986649569) to pay all principal (to the extent that the funds in the Collateral Proceeds Account are not sufficient to make a payment of principal), interest and fees due hereunder, provided there are sufficient funds available in such account for that purpose. If there are not sufficient funds available in such account for that purpose or if the Agent has not received notice from the Company authorizing the Agent to charge the Company’s “DDA Account”, the Company shall make such payments in same day funds and delivered to the Agent not later than 12:00 p.m. Prevailing Time on the day following the date due at its office located at 101 South Fifth Street, Louisville, Kentucky, for the account of the Banks; funds received by the Agent after that time shall be deemed to have been paid by the Company on the next succeeding Business Day.

(c)             Apportionment of Payments. Except as otherwise provided herein, the Agent shall apportion all principal and interest payments on the Warehouse Notes, in each case proportionately to the Banks’ respective Warehouse Pro Rata Shares. The Agent shall promptly distribute to each Bank at its primary address set forth below its name on the appropriate signature page hereof or such other address as any Bank may request, its Warehouse Pro Rata Share of all such payments when received by the Agent.

(d)             Payments on a Business Day. Whenever any payment to be made hereunder or under the Warehouse Notes or the Swing Note shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on the underlying principal payment due hereunder, under the Swing Note or under the Warehouse Notes or of the fees hereunder, as the case may be.

2.13         Set-Off. The Company hereby irrevocably authorizes each Bank, upon the occurrence of an Event of Default to set off the liability of the Company on the Warehouse Notes and the Swing Note, without notice, against all deposits and credits of the Company with, and any and all claims of the Company against, that Bank at any time outstanding provided, however, that the Banks shall not offset against deposits and credits of the Company held in trust or in a custodial capacity for third parties.

2.14         Fees.

(a)             Collateral Handling/Commitment Fee. The Company agrees to pay to the Agent such collateral handling fees (collectively, the “Collateral Handling Fees”) and the commitment fee (the “Commitment Fee”) in the amounts and at the times set forth in the fee letter issued by the Agent to the Company.

(b)             Amendment Fees. The Company agrees to (i) reimburse the Agent for all legal fees reasonably incurred in connection with any amendment to the Loan Documents and (ii) pay to each of the Banks an amendment fee equal to Three Hundred Seventy Five Dollars ($375.00) for each amendment to the Loan Documents; provided, however, the Company shall not be required to pay such $375.00 amendment fee to any of the Banks in connection with any amendment of the Loan Documents which is executed (either individually or as part of a series of amendments) for the sole purpose of extending the Termination Date for not more than an aggregate of one hundred twenty (120) days. Nothing contained in this Section 2.14 shall compel the Agent or the Banks to authorize or execute any amendment to the Loan Documents, all such amendments being subject to the compete discretion of the Agent and the Banks.

(c)             Payment of Fees. All fees due under this Section 2.14 shall be payable in arrears each month and all such fees shall be computed on the basis of a 360-day year, in each case for the actual number of calendar days elapsed during the period during which it accrues. The Agent shall compute the amounts of the applicable fees include such fees on the Billing Statement to be delivered to the Company each month under Section 2.9 hereof. The Company shall pay to the Agent the applicable fees set forth in such Billing Statement within five (5) calendar days of its receipt of a Billing Statement.

(d)             Fees Non-Refundable. The fees payable under this Section 2.14 once paid shall be non-refundable, in whole or in part under any circumstances, absent manifest error in the calculation of such fees.

2.15         Commitments. The Company shall obtain and maintain Commitments which, in the aggregate, equal or exceed the aggregate amount of all Loans financed and outstanding under this Credit Agreement and all loans under credit agreements of similar nature with other financial institutions. If an Event of Default shall occur and continue, at the option of the Agent or the Requisite Banks, such Commitments shall be assigned by the Company to the Agent, for the benefit of the Banks in proportion to their Pro Rata Shares.

2.16         Special Provisions Governing Base Rate.

(a)             Notwithstanding any other provision of this Credit Agreement to the contrary, the Agent’s determination of LIBOR shall be final, conclusive and binding upon all parties in the absence of manifest error. In the event that (i) it becomes unlawful for the Agent or any Bank to make or maintain LIBOR loans, or (ii) by reasons of circumstances occurring after the date of this Credit Agreement affecting the London Interbank Market, adequate and fair means do not exist for ascertaining LIBOR on the basis provided for in the definition thereof, the Agent or such Bank shall promptly notify Company, and Agent’s or such Bank’s obligation to offer such LIBOR loans shall be suspended during such period of time.

(b)             In the event any applicable law, order, regulation, treaty or directive issued by any central bank or other governmental authority, or in the governmental or judicial interpretation thereof, or compliance by the Agent with any request or directive (whether or not having the force of law) issued subsequent to the date hereof by any central bank or other governmental authority:

(i)            does or shall subject the Agent or any Bank to any tax of any kind whatsoever with respect to this Credit Agreement or any Advances made hereunder, or change the basis of taxation of payments to the Agent or any Bank of principal, fee, interest or any other amount payable hereunder except for the change in the rate of tax on the overall net income of the Agent or any Bank imposed by the jurisdiction in which Agent or any Bank maintains its principal office; or

(ii)           does or shall impose on the Agent or any Bank any other condition; and the result of any of the foregoing is to materially increase the cost to the Agent or any Bank of making any Advance or renewing or maintaining this Credit Agreement or reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of the Agent or any Bank or any Person controlling the Agent or any Bank, then in any such case, the Company shall promptly pay to the Agent or any Bank upon its written demand any additional amounts necessary to compensate the Agent or any Bank for such additional cost or reduced amounts receivable or rate of return as reasonably determined by Agent or any Bank with respect to this Credit Agreement or Advances made hereunder. If the Agent or any Bank becomes entitled to claim any additional amounts pursuant to this section, it shall promptly notify the Company of the event by reason of which it has become so entitled and provide the Company with a certificate specifying any additional amounts payable and how they are calculated. If the Company reasonably elects to discontinue requesting Advances hereunder and terminates the Warehouse Line as a result of any additional amounts the Company it is reasonably determined by the Agent or any Bank to owe pursuant to the provisions of this Section 2.16(b)(ii), the Agent and the Banks agree to refund a pro-rata portion of the Commitment Fee theretofore paid by the Company to the Banks for the current period. The provisions of this section shall survive the termination of this Credit Agreement and payment of all other Secured Obligations.

2.17         Certain Representations. Each Request for Advance shall be deemed to be the representation of the Company and of the officer making the request that: (a) all conditions precedent set forth in Article 4 hereof have been satisfied; (b) the Company is in compliance with all financial covenants set forth in Article 5 hereof; (c) the representations and warranties contained in Article 6 hereof remain true and correct in all material respects; and (d) no Event of Default and no Unmatured Event of Default has occurred and is then existing, or will exist upon completion of the requested Advance.

2.18         Discretionary Loans. For each Loan that the Requisite Banks or the Agent agrees to warehouse pursuant to Section 9.20 hereof, that is not a Wet Loan, the Company agrees to pay an interest premium of one-half of one percent (0.50%) in addition to the applicable rate of interest pursuant to Section 2.8(a) hereof, as may be the case.

ARTICLE 3

COLLATERAL SECURITY

3.1           Collateral. To secure the payment of the Warehouse Notes, the Swing Note and all other Secured Obligations, the Company shall grant to the Agent for the ratable benefit of the Banks in proportion to their Pro Rata Shares, Security Interests in such of its Loans, and other assets constituting Collateral as may be required under the terms of the Security Agreement.

3.2           Security Agreement. The Company shall execute and deliver to the Agent for the ratable benefit of the Banks in proportion to their Pro Rata Shares, the Security Agreement.

3.3          Priority of Security Interests. The Security Interests shall be first and prior security interests subject only to the limitations set forth in the Loan Documents. The Company, the Agent and the Banks hereby acknowledge and agree that the Agent, on behalf of and for the pro rata benefit of the Banks, now has, and shall continue to have, a first and prior pledge and security interest in and to the Collateral, as collateral security for the Warehouse Advances, the other Secured Obligations, and any other obligations and/or liabilities due and owing by the Company pursuant to this Credit Agreement and each of the other Loan Documents, without priority, distinction or preference of any kind whatsoever.

3.4          Release of Security Interest. If no Event of Default or Unmatured Event of Default has occurred and is then continuing, the Agent, for and on behalf of the Banks, at the request of the Company, shall release its Security Interest in any item of Collateral so long as after giving effect to any such requested release the Warehouse Borrowing Base shall not be less than the sum of the Aggregate Outstanding  Warehouse Balance plus the Aggregate Outstanding Excess Balance, provided that any such release of Collateral shall occur only if expressly permitted by the terms of the Security Agreement, and then only strictly in compliance with the terms thereof.

ARTICLE 4

CONDITIONS PRECEDENT

4.1          Closing; Initial Advance. The obligation of the Agent and the Bank to close the financing contemplated hereunder and make the initial Advance under this Credit Agreement shall be subject to the satisfaction of the following conditions precedent:

(a)           Evidence of Corporate Existence and Qualification of the Company. The Company shall have furnished the Agent with a copy of the Company’s Articles of Incorporation and all amendments thereto, certified by the Secretary of State of California, together with an original certificate from said Secretary of State, dated not more than thirty (30) calendar days prior to the date of this Credit Agreement, stating that the Company is a corporation duly organized, validly existing, and in good standing under the laws of such state, and a copy of the Bylaws of the Company and all amendments thereto, certified by the secretary of the Company to be true, accurate and complete.

(b)           Corporate Resolutions. The Company shall have furnished to the Agent copies of updated resolutions reflecting all necessary corporate action taken by the Company to authorize the execution, delivery, and performance of the Credit Agreement, the Warehouse Note, and the other Loan Documents to which the Company is a party on behalf of the Company, certified by the secretary of the Company to be true, correct, and in full force and effect as of the date of the Credit Agreement.

(c)           Incumbency Certificate. The Company shall have furnished the Agent with updated incumbency certificates with respect to the officers of the Company, as applicable, authorized to execute and deliver the Credit Agreement and the other Loan Documents to which the Company is a party on behalf of the Company.

(d)           Credit Agreement. This Credit Agreement shall have been duly executed and delivered by the Company, the Agent and the Banks and delivered to the Agent.

(e)           Notes. The Warehouse Note shall have been duly executed and delivered by the Company and delivered to the Bank.

(f)            Loan Documents. All of the other Loan Documents shall have been duly executed and delivered by the Company and each of the other parties thereto and delivered to the Agent.

(g)           Financing Statements. The Company shall have executed and delivered, in appropriate form for filing in all appropriate governmental offices, such Uniform Commercial Code financing statements with respect to the Collateral as the Agent shall reasonably request.

(h)           Evidence of Insurance. The Company shall have furnished the Agent with evidence of the insurance coverage required to be maintained by the Company pursuant to Section 7.1(i) hereof.

(i)            Financial Statements. The Company shall have furnished the Agent with a copy of its audited financial statements as at December 31, 2006, and its most recent unaudited statements.

(j)            Termination Statements and Releases. All Uniform Commercial Code Termination Statements and releases necessary to release of record all existing liens and security interests encumbering any of the Collateral other than those in favor of the Agent on behalf of and for the benefit of the Banks, duly executed and delivered by all appropriate or necessary parties.

(k)           UCC Search Reports. UCC Search Reports in the name of the Company shall have been obtained from all appropriate government offices.

(l)            Agency Audits. The Company shall have furnished the Agent with a copy of the results of any field audit of the Company’s business and/or records performed by GNMA, Fannie Mae, FHLMC, for the Department of Housing and Urban Development within two (2) years prior to the date of this Credit Agreement, together with a copy of all subsequent correspondence relating to such audit between the Company and such agency, to the extent copies of such field audits have not been heretofore delivered to the Agent.

(m)          Other Loans. The Company shall furnish the Agent with a summary description of any and all existing loan agreements, lines of credit or similar indebtedness of the Company for amounts of One Million Dollars ($1,000,000.00) or more to which the Company is a party, such summary shall be provided as a part of Schedule 6.1.

(n)           Covenant Compliance Certificate. The Company shall have furnished the Agent with a completed Covenant Compliance Certificate as of the initial closing date, together with a spreadsheet or other working papers showing the calculations used to prepare such certificate.

(o)           Authorized Signer Letter. The Company shall have delivered to the Agent a letter designating the individuals authorized to sign various documents or initiate, authorize and/or confirm electronic communications related to the transactions contemplated hereby, including without limitation, specimen signatures and electronic mail addresses for all such individuals, such letter to be substantially in the form of Exhibit J attached hereto and made a part hereof by this reference.

(p)           Power of Attorney. The Power of Attorney, substantially in the form of Exhibit B to the Security Agreement, shall have been duly executed and delivered by the Company to the Agent.

(q)           Approved Investor List. The Company shall have provided the Agent with the list of Approved Investors to be attached hereto as Schedule 1.1.

(r)            Representation and Warranty Disclosures. The Company shall have provided the Agent with the list of representation and warranty disclosures to be attached hereto as Schedule 6.1.

(s)           Other Documents. The Company shall have delivered such other documents or instruments or reports including, without limitation, any inter-creditor agreements, as the Agent may reasonably request.

(t)            Field Exam and Legal Fees. The Company shall have reimbursed the Agent for (1) the cost of its field exam performed prior to the Closing Date and (2) legal fees and expenses incurred in connection with the preparation, execution and delivery of the Loan Documents up to a maximum dollar amount of Four Thousand Dollars ($4,000.00).

4.2           All Advances. The obligation of the Banks to make their Pro Rata Share of any Advance (including the initial Warehouse Advance), and the Agent’s election to make any Swing Advance or any Excess Advance hereunder shall be subject to each of the following conditions precedent:

(a)           Covenant Compliance Certificate. In accordance with the provisions of Section 7.3(b) below, the Company shall have executed and delivered to the Agent a completed Covenant Compliance Certificate, together with a spread sheet or other working papers showing the calculations used to prepare such certificate.

(b)           No Default or Unmatured Event of Default. As of the date of the making of such Advance, no Event of Default or Unmatured Event of Default shall have occurred and be then existing.

(c)           Compliance with Loan Documents. The Company shall be in full compliance with all material conditions and provisions of this Credit Agreement, the other Loan Documents, and all related instruments and documents.

(d)           No Adverse Change. No material adverse change shall have occurred in the condition of the Company, financial or otherwise, or in the earnings or affairs of the Company, since the date of this Credit Agreement.

(e)           Representations and Warranties. The representations and warranties contained in Article 6 of this Credit Agreement and in the Security Agreement shall be true and correct in all material respects on the date of such Advance with the same force and effect as though made on and as of that date.

ARTICLE 5

FINANCIAL COVENANTS

So long as any portion of the Advances made under this Credit Agreement remains unpaid or this Credit Agreement continues in effect, unless the Agent and all of the Banks otherwise consent in writing, the Company shall abide by each of the following covenants:

5.1           Borrowing Base. The sum of the Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance shall not exceed the Warehouse Borrowing Base.

5.2           Leverage Ratio. The ratio of Total Indebtedness to Tangible Net Worth shall not exceed 10 to 1.

5.3           Tangible Net Worth. The Tangible Net Worth of the Company shall at all times be greater than the sum of Forty-Five Million Dollars ($45,000,000.00).

5.4           Liquidity. The Company shall at all times maintain a minimum of Fourteen Million Dollars ($14,000,000.00) of Liquid Assets on its balance sheet.

The parties hereto acknowledge and agree that in the event that any of the foregoing covenants are materially changed as a result of a change in GAAP, the Banks, the Agent and the Company will amend the terms of this Article 5 to accurately reflect the agreement among the Banks, the Agent and the Company with respect to such financial covenants prior to such change in GAAP.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

To induce the Agent and the Banks to enter into this Credit Agreement and to make Advances pursuant thereto, the Company represents and warrants to the Agent and the Banks as follows, which representations and warranties shall survive the execution and delivery of this Credit Agreement and shall be deemed to be continuing representations and warranties until the Warehouse Notes, the Swing Note, and the other obligations herein have been respectively paid in full to the Agent and the Banks and this Credit Agreement has been fully terminated:

6.1           Corporate Organization and Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and it has the requisite power and authority to own its properties and to conduct its business in the manner in which such business is presently conducted. The correct legal name of the Company, its state of incorporation, and the correct address of its principal place of business are set forth in Schedule 6.1 to this Credit Agreement.

6.2           Qualification. The Company is duly qualified to transact business and is validly existing and in good standing as a foreign corporation in every foreign jurisdiction where the failure to so qualify would materially and adversely affect the Company’s business or its properties.

6.3           Power and Authority. The Company has the requisite power and authority, corporate and otherwise, to enter into this Credit Agreement, to make the borrowings herein contemplated, to execute and deliver the Notes and the other Loan Documents to which it is a party, and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all proper and necessary corporate action, and the same do not and will not:

(a)           violate or conflict with any provision of the articles of incorporation or bylaws of the Company;

(b)           violate or conflict with the provisions of any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award to which either the Company is a party or by which it or its property is bound, and that would materially and adversely affect the Company;

(c)           result in, or require the creation or imposition of, any lien, pledge, security interest, charge or encumbrance of any nature upon or with respect to any property now or hereafter owned by the Company or any Guarantor, other than such encumbrances as contemplated by the Security Agreement; or

(d)           conflict with, result in a breach of, or constitutes-default under, any indenture, loan agreement, credit agreement, or any other agreement or instrument to which either the Company is a party or by which it or its property is bound, and that would materially and adversely affect the Company.

6.4           Binding Effect. This Credit Agreement, the Notes and the other Loan Documents to which the Company is a party are valid, binding, and legally enforceable obligations of the Company in accordance with their respective terms (subject only to limitations as to enforceability which might result from bankruptcy, reorganization, insolvency, or other similar laws affecting creditors’ rights generally).

6.5           Financial Condition. The Company’s audited financial statements as at December 31, 2006 (which have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year), and its most recent unaudited financial statements, copies of which have been furnished to the Agent and the Banks, pursuant to Section 4.1(i) of this Credit Agreement, present fairly the financial condition of the Company as at such dates and the results of their operations for the period then ended. There has been no material adverse change in said financial condition except as disclosed in Schedule 6.1 to this Credit Agreement. The Company does not have any contingent obligations, liabilities, taxes, or other outstanding financial obligations which are material in the aggregate, except as described in Schedule 6.1 to this Credit Agreement.

6.6           Properties. The Company has good and marketable title to all of its properties and assets, and none of its assets are subject to any mortgage, pledge, title retention lien, security interest, or encumbrance, except for those permitted by Section 7.2(g) hereof and those described in Schedule 6.1 to this Credit Agreement.

6.7           Litigation. No litigation, delinquent tax claim, proceeding, dispute, or governmental proceeding is pending or, to its knowledge, threatened in writing against the Company, which (a) in the opinion of the Company, may have a material adverse effect on the business or condition (financial or other), affairs, or operations of the Company, or (b) involves or may affect the validity or enforceability of any Loan Document or the perfection or priority of any lien created thereby, except those matters described in Schedule 6.1 to this Credit Agreement.

6.8           Purpose of Advances; Regulations U and X. No part of the proceeds of the borrowings hereunder will be used for any purpose other than financing Loans. No part of the proceeds for the borrowings hereunder will be used to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock, and the Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such margin stock. If requested by the Agent or any Bank, the Company will furnish such Agent or Bank with a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation. The Company also warrants that no part of the proceeds of the borrowings hereunder will be used by it for any purpose which violates, or which is inconsistent with, the provisions of Regulation X of said Board of Governors.

6.9           Investment Company Act. The Company is not an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended.

6.10         Securities Act. The Company has not issued any unregistered securities in violation of the registration requirements of the Securities Act of 1933, as amended, or of any other law, and is not violating any rule, regulation, or requirement under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended. The Company is not required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Warehouse Notes, or the Swing Note.

6.11         Permits; Consents, Compliance, etc. The Company has all necessary certificates, licenses, authorizations, registrations, permits and approvals necessary to own and operate its property and to conduct its business as it is currently being conducted. No consent, approval or authorization of, or registration, declaration, or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Credit Agreement, the Notes or the other Loan Documents (other than filings to perfect the Security Interests), or in connection with the performance of or compliance with the terms, provisions, and conditions hereof except for those that have been obtained. The Company is in compliance with all applicable statues, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies and agencies in respect of the conduct of its business and the ownership of its property. Each Loan at the time it was originated complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws. None of the Loans are “high cost”, “high rate”, “high fee” or “predatory” as defined by the applicable predatory and abusive lending laws.

6.12         ERISA. No fact or circumstance, including but not limited to any Reportable Event within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), exists in connection with any Plan of the Company (“Plan” shall mean an employee pension benefit plan or pension covered by ERISA which is guaranteed by the Pension Benefit Guaranty Corporation or any successor thereto) which might constitute grounds for the termination of any such Plan by the Pension Benefit Guaranty

Corporation or any successor thereto or for the appointment of a trustee to administer any such Plan. For purposes of this representation and warranty, the Company shall be deemed to have knowledge of all facts attributable to any administrator of any such Plan.

6.13         Affiliates. The correct legal name of each Affiliate, the state of its organization (or, if a natural person, of his or her domicile), and the percentage of such Affiliate’s capital stock or equity that is directly or indirectly owned by the Company or the percentage of the Company’s stock which is directly or indirectly owned by each Affiliate, as applicable, are set forth in Schedule 6.1 to this Credit Agreement.

6.14         Tax Returns and Payments. The Company has filed all tax returns (or allowable extension requests) required by law to be filed by it and has paid all taxes, assessments and other governmental charges levied upon its properties, assets, income and franchisees, other than those not yet delinquent and those, not substantial in aggregate amount, which are being contested in good faith by the Company. The charges, accruals and reserves on the books of the Company in respect of their taxes are adequate in the opinion of the Company. The Company knows of no material unpaid assessment for additional taxes or any basis for such assessment.

6.15         No Defaults. The Company is not in default in the payment or performance of any of its obligations or in the performance of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which it is a party or by which it or any of its assets may be bound, which default would have a material adverse effect on the business, operations, assets or condition, financial or otherwise, of the Company, taken as a whole. No Event of Default or Unmatured Event of Default hereunder or under the other Loan Documents has occurred and is continuing. The Company is not in default under any order, award or decree of any court, arbitrator or governmental authority binding upon or affecting it or by which any of its assets may be bound or affected which default would have a material adverse effect on the business of the Company. The Company is not subject to any order, award or decree which is likely to materially adversely affect the ability Company to carry on its business as currently conducted or the ability of the Company to perform its obligations under this Credit Agreement, the Notes or the other Loan Documents to which it is a party.

6.16         Holding Company. The Company is not a “holding company” or a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

6.17         Contingent Obligations. The Company does not have on the date hereof any material contingent obligations, material liabilities for taxes, material long-term leases or unusual material forward or long-term commitments, which have not been disclosed to the Agent in writing prior to the date of this Credit Agreement and which would have a material adverse effect on the business, operations, assets or condition, financial or otherwise, of the Company, taken as a whole.

6.18         No Violations. The Company is not a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or financial condition. The execution, delivery and performance of this Credit Agreement, the Notes and the other Loan Documents to which the Company is a party will not result in the violation of or be in conflict with or constitute a default under the Articles of Incorporation or Bylaws of the Company or any term or provision of any mortgage, loan agreement or other instrument, or any judgment, decree, governmental order, statute, rule or regulation, by which the Company is bound or to which any of its assets is subject and will not result in the creation or imposition of any lien on the assets of the Company except as contemplated by this Credit Agreement. The Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Company, any agreement relating thereto or any other contract or agreement (including its Articles of Incorporation) which restricts or otherwise limits the incurring of the indebtedness to be represented by this Credit Agreement, the Notes and the other Loan Documents.

6.19         Disclosure; Solvency.  Neither this Credit Agreement nor any other document furnished to the Agent or the Banks by or on behalf of the Company in connection with the credit facilities contemplated herein contains any statement of any material fact which is untrue or misstates a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact known to the Company which materially adversely affects or in the future will (so far as the Company can now foresee) materially adversely affect the business, operations, affairs or condition of the Company or any of its or his properties which has not been set forth in this Credit Agreement or in the other documents furnished to the Agent or to the Banks by or on behalf of the Company in connection with the credit facilities contemplated herein. The Company is currently solvent; and neither the issuance and delivery of the Warehouse Notes or the Swing Note, nor the performance of the transactions contemplated hereunder or thereunder, will render the Company insolvent, inadequately capitalized to undertake the transactions contemplated hereunder or to undertake the businesses in which it is presently engaged or about to engage or render the Company unable to pay its or his debts as they become due; the Company is not contemplating either the filing of a petition by it or him or the commencement of a case by it or them under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its property; and neither the Company has no knowledge of any Person contemplating the filing of any such petition or commencement of any such case against the Company.

ARTICLE 7

COVENANTS

7.1           Affirmative Covenants. So long as any portion of the Secured Obligations under this Credit Agreement, including the Notes, remains unpaid or this Credit Agreement continues in effect, unless all of the Banks otherwise consent in writing, the Company shall abide by each of the following covenants and agreements:

(a)           Payment and Performance of Obligations. The Company will pay all principal, interest, fees, and other charges with respect to the Notes and any other obligations when and as the same become due and payable, will strictly observe and perform all covenants, agreements, terms, conditions, and limitations contained in this Credit Agreement, the Notes and the other Loan Documents, and will do all things necessary to prevent any forfeiture or impairment of the Agent’s or a Bank’s rights hereunder or thereunder, and to prevent the occurrence of any Event of Default or an Unmatured Event of Default.

(b)           Notice of Default. The Company shall promptly notify the Agent in writing of the occurrence of any Event of Default or Unmatured Event of Default, specifying in connection with such notification all actions proposed to be taken to remedy such circumstance.

(c)           Notice of Non-Payment. The Company shall notify the Agent in writing of the occurrence of any failure or refusal by the Company to pay any amount in excess of One Hundred Thousand Dollars ($100,000.00) payable under any agreement to which it or they are a party (other than trade payables less than sixty (60) calendar days past due), within ten (10) calendar days of such failure or refusal, unless the Company is diligently and in good faith contesting their obligations to make such payment by appropriate action.

(d)           Notice of Legal Proceedings. The Company shall, promptly upon becoming aware of the existence thereof, notify the Agent in writing of the institution of any litigation or legal proceeding with any person or tribunal, that might materially and adversely affect the condition, financial or otherwise, or the earnings, affairs or properties of the Company.

(e)           Continuation of Primary Business. The Company shall continue to maintain the character of its primary business as currently conducted.

(f)            Maintenance of Corporate Existence.  Qualification and Assets. The Company shall at all times maintain (i) its legal existence as a corporation; (ii) its qualification to transact business and good standing as a foreign corporation in all jurisdictions where the failure to so qualify would materially and adversely affect the nature of its properties or the conduct of its businesses; and (iii) all franchises, licenses, rights, and privileges necessary for the proper conduct of its businesses.

(g)           Maintenance of Security. The Company shall execute and deliver to the Agent for the benefit of the Banks all mortgages, security agreements, financing statements, assignments, and such other documents and instruments, and all supplements thereto, and continuation statements thereof, and take such other actions as the Agent deems reasonably necessary in order to maintain as valid, enforceable, and first priority liens and Security Interests granted to the Agent for the ratable benefit of the Banks.

(h)           Payment of Taxes and Claims. The Company shall pay all taxes (or file for an allowable extension) imposed upon it or them or upon any of its or their properties or with respect to its or their franchises, business, income, or profits before any material penalty or interest accrues thereon. The Company shall also pay all material claims (including without limitation claims for labor, services, materials, and supplies) for sums which have or shall become due and payable and which by law have or might become a vendors lien or a mechanics, laborers’, materialmen’s, statutory, or other lien affecting any of its properties; provided, however, that the Company shall not be required to pay any such taxes or claims if (i) the amount, applicability, or validity thereof is being contested in good faith by appropriate legal proceedings promptly initiated and diligently conducted; and (ii) the Company shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) adequate with respect thereto.

(i)            Maintenance of Insurance. The Company shall at all times maintain, or cause to be maintained, insurance covering such risks as is customarily carried by prudent businesses similarly situated, including, without limitation, hazard, general liability, fidelity, errors and omissions, and blanket bond coverages in conformity with the requirements set forth in Section 2.7 of the GNMA Mortgage-backed Securities Guide, Handbook 5500.3. All such insurance shall be written naming the Agent, for the benefit of the Banks, as additional insured or loss payee, as applicable. Upon the request of the Agent, the Company shall provide the Agent with a certificate or certificates from one or more reputable insurance companies setting forth the amount or amounts of coverage and containing an agreement from each such insurance company that no termination, expiration, cancellation, or lapse of any such insurance policy shall occur without at least thirty (30) calendar days advance written notice to the Agent.

(j)            Compliance with Laws and Agreements; Taxes. The Company shall comply with the provisions of any laws and the provisions of any agreements material to its or their businesses and operations and shall maintain its abilities to perform its obligations under all agreements material to its businesses and operations. The Company will promptly pay and discharge all lawful taxes (or file for an allowable extension), assessments and governmental charges or levies imposed upon it or upon or in respect of all or any part of its property or business and all claims for work, labor or materials which, if unpaid, might become a lien upon any of its assets material to the Company taken as a whole unless permitted by Section

7.2(g) hereof or otherwise agreed to by the Requisite Banks; provided the Company shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or any material interference with the use thereof by the Company, and (ii) the Company shall set aside on its books reserves deemed by the Company in its reasonable business judgment to be adequate with respect thereto or such greater amount as may be required by GAAP.

(k)           Inspections. The Company shall, at any reasonable time and from time to time upon reasonable prior notice, permit any agents or representatives of the Agent and/or the Banks to inspect, examine, and make copies of and abstracts from its records and books of account, and to discuss its affairs, finances, and accounts with any of its officers, management employees, or independent public accountants (and by this provision the Company hereby authorizes said accountants to discuss with the Agents and the Banks and their respective agents or representatives the Company’s affairs, finances, and accounts). The Company shall have the right to have a representative present at any of the inspections, examinations or discussions conducted by the Agent and/or the Banks; provided, however, the Agent and/or the Banks shall not be required to delay any of such inspections, examinations or discussions to accommodate the presence of such representative or representatives.

(l)            Records. The Company shall keep accurate records and books of account reflecting all of its financial transactions, in which complete entries shall be made in accordance with generally accepted accounting principles consistently applied.

(m)          ERISA. There is no Plan maintained or adopted by the Company.

(n)           Further Assurances. The Company shall execute and deliver such other and further instruments, documents, or assurances as in the judgment of the Banks may be reasonably required to more effectively create or perfect the Security Interests or to confirm or evidence the obligations imposed by the terms and provisions of this Credit Agreement, the Notes and the other Loan Documents.

(o)           Change in Name or Location. The Company shall notify the Agent in writing at least thirty (30) calendar days in advance of any change in location of its principal place of business, or place where records are kept, or of any proposed change of corporate name. To the extent not in the physical possession of the Agent, the Collateral and all books and records pertaining thereto shall be maintained and stored at the location specified on Schedule 6.1 to this Credit Agreement, and the Company shall not remove any part of the Collateral from such location, other than temporarily in the ordinary course of business, unless the Company shall have provided the Agent with prior written notification of such change in location in accordance with the terms of this section and shall have assisted the Agent in filing such security agreements, financing statements, or other notices deemed necessary by the Agent to preserve and maintain the continued validity, enforceability, and priority Banks’ lien on and Security Interest in the Collateral.

(p)           Other Loan Agreements. The Company shall obtain the prior written consent of the Agent written notice at least fifteen (15) calendar days prior to entering into any other loan agreement similar in purpose or effect to this Credit Agreement. Further, the Company shall provide the Agent with copies of all such credit agreements and related documentation and all amendments, modifications and supplements thereto which are entered into after the date hereof.

(q)           Change of Ownership. The Company shall obtain the Agent’s written consent, which consent shall not be unreasonably withheld, delayed or conditioned, within thirty (30) days of the effective date of any proposed change of control in the majority ownership of the capital stock of the Company.

(r)            Insured Closing Letters. The Company shall cause all Loans financed with the proceeds of an Advance to be closed under an insured closing letter issued by a major nationally recognized title company acceptable to the Agent.

(s)           MERS. During any time during which the Company is using the MERS System, the Company shall (a) at all times, maintain its status as a MERS Member, (b) at all times, employ officers who have the authority, pursuant to a corporate resolution from MERS, to execute assignments of mortgage in the name of MERS in the event deregistration from the MERS System is necessary or desirable, (c) at all times remain in compliance in all material respects with all terms and conditions of membership in MERS, including the MERSCORP, Inc. “Rules of Membership” most recently promulgated by MERSCORP, Inc., the “MERS Procedures Manual” most recently promulgated by MERS, and any and all other guidelines or requirements set forth by MERS or MERSCORP, as each of the foregoing may be modified from time to time, including, but in no way limited to compliance with guidelines and procedures set forth with respect to technological capabilities, drafting and recordation of mortgages, registration of mortgages on the MERS System, including registration of the interest of the Agent in such mortgages and membership requirements, (d) promptly, upon the request of the Agent, execute and deliver to the Agent an assignment of mortgage, in blank, with respect to any MERS Mortgage that the Agent determines shall be removed from the MERS System, (e) at all times maintain the Electronic Tracking Agreement in full force and effect, and (f) immediately provide to Agent a copy of any notice received from MERS or MERSCORP pursuant to Section 4(a) of the Electronic Tracking Agreement. The Company shall not de-register or attempt to de-register any mortgage from the MERS System unless the Company has complied with the requirements set forth in the Electronic Tracking Agreement and the requirements hereof and the Security Agreement relating to a release of Collateral.

(t)            Hedging Program. The Company shall at all times maintain a Hedging Program which represents a reasonable means for the Company to hedge certain interest rate risks associated with the mortgage banking business, and such Hedging Program shall be acceptable to the Agent in its reasonable discretion.

7.2           Negative Covenants. So long as any portion of the Secured Obligations remains unpaid or this Credit Agreement continues in effect, unless all of the Banks otherwise consent in writing, the Company shall not violate any of the following covenants and agreements:

(a)           Limitation on Indebtedness. The Company shall not incur, create, assume, have outstanding, guaranty, or otherwise be or become directly or indirectly liable with respect to any indebtedness, or modify any existing indebtedness, if, as a result thereof, the Company would be in violation of any of the covenants set forth in this Credit Agreement. Further, the Company shall not, without the prior written consent of the Agent and all of the Banks, incur, create, assume, having outstanding, guaranty, or otherwise become directly or indirectly liable with respect to any mortgage warehouse indebtedness, other than the Warehouse Line created hereunder and such indebtedness as shall exist as date hereof and shall be disclosed on Schedule 6.1 hereof. In the event the Agent and the Banks consent to the incurrence, creation or assumption of any additional mortgage warehouse indebtedness, the Company covenants to execute and deliver an Intercreditor Agreement, fully executed by all of the Company’s then current mortgage warehouse lenders and in form acceptable to the Banks and the Agent, within fifteen (15) days of the implementation of such additional mortgage warehouse indebtedness.

(b)           Amendment of Corporate Documents. The Company shall not cause or permit any amendment of its Articles of Incorporation or any material change in its Bylaws in effect as of the date hereof.

(c)           Redemption and Distributions. Except as permitted under Section 7.2(k) hereof, Company shall not: (i) apply any of its property to the purchase, redemption, or other retirement of any shares of any class of its capital stock; (ii) set apart any sum for the payment of or for any dividends on, or for the purchase, redemption, or other retirement of any shares of any class of its capital stock; or (iii) make any other distribution, by reduction of capital or otherwise, in respect of any shares of any class of its capital stock.

(d)           Mergers, Sales, Transfers or Other Disposition of Assets. The Company shall not do any of the following without the prior written consent of the Agent, which consent shall not be unreasonably withheld, delayed or conditioned: (i) dissolve or otherwise dispose of all or any material portion of its assets (other than mortgage loans in the normal course of business and unused or obsolete assets of the Company which are not material to its operation), or acquire all or any material portion of the assets or outstanding capital stock of any other business entity if such acquisition involves a purchase price of greater than or equal to Two Hundred Fifty Thousand Dollars ($250,000.00); (ii) sell, lease, or otherwise transfer or dispose of any material assets for less than the higher of book value or fair market value (except assets no longer usable in Company’s business); (iii) consolidate with or merge into another corporation or other legal entity or permit one or more other such entities to consolidate with or merge into it if such consolidation or merger involves a purchase price greater than or equal to Two Hundred Fifty Thousand Dollars ($250,000.00); (iv) effect any material adverse change in its capitalization; or (v) sell, lease, transfer, lend, or convey a material portion of any of its material assets to an Affiliate.

(e)           VA Guaranties and FHA Insurance. The Company shall not commit or permit to be committed any act which would invalidate the guarantee of the Veterans Administration or insurance by the Federal Housing Administration or cause any impairment to the validity of or priority of the mortgage lien which secures any of the Loans, pledged to the Agent for the ratable benefit of the Banks under the Security Agreement. In the event that any such guarantee or insurance should lapse or otherwise be invalidated, the Company shall, within fifteen (15) days of such lapse or invalidation, cause the Loan affected by such lapse or invalidation to be removed from Collateral, with either (i) substitution of such other property constituting Collateral hereunder of at least equal value, or (ii) payment of the Advance made by the Banks with respect to such Loan.

(f)            Maintenance of Qualifications. The Company shall not commit or suffer to be committed any act which would adversely affect its eligibility to participate as an FHA approved mortgagee, as an approved lender under the VA guarantee program, as an approved seller-servicer by GNMA, as an approved seller-servicer of mortgage notes to Fannie Mae and to FHLMC in the FHLMC regions in which it operates.

(g)           Liens. The Company shall not create or permit to exist, any mortgage, pledge, title retention, lien, lease purchase, or other encumbrance or security interest, with respect to any assets now owned or hereafter acquired by the Company except: (i) the Security Interests and the liens and security interests created under the Collateral Documents; (ii) materialmen’s, mechanics’, suppliers’, tax, or warehousemen’s liens, statutory liens of landlords and other like liens arising in the ordinary course of business which are not yet due or which are being contested in good faith by appropriate proceedings; (iii) liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment compensation, and other types of social security, or to secure the performance of other statutory obligations; (iv) encumbrances consisting of zoning regulations, easements, rights of way, survey exceptions, and other similar restrictions on the use of real property, and minor irregularities in titles thereto which do not materially impair their use in the operation of its business; (v) liens and security interests incurred or made in the purchase of property or equipment in the ordinary course of business; and (vi) existing liens and security interests described in Schedule 6.1 to this Credit Agreement which have been deemed acceptable by the Agent and the Banks.

(h)           Guaranties. The Company shall not guaranty, endorse, assume, become surety for, indemnify, or otherwise become or be responsible for the obligations of any Person except: (i) endorsements of negotiable instruments for deposit or collection in the ordinary course of business and (ii) obligations incurred in connection with the sale of Loans in the ordinary course of business of the Company.

(i)            Use of Funds. The Company shall not use any finds provided by the Banks under this Credit Agreement, or by any Warehouse Advance, Swing Advance or Excess Advance for any purpose other than funding or purchasing Loans. The Company shall not use the proceeds of any Wet Advance, Jumbo Advance, Alt A Advance or HELOC/Second Trust Deed Advance for any purpose other than the purposes encompassed by the definition of those terms in Article 1 of this Credit Agreement. In addition to the foregoing, the Company shall not use any finds provided by the Banks under this Credit Agreement or by any Warehouse Advance for the purpose of making any Loan that would be subject to the provisions of the Home Ownership and Equity Protection Act of 1994 or other federal or state legislation relating to “high cost” mortgage lending.

(j)            Loans and Advances. Other than existing loans to shareholders, the Company shall not, other than in the ordinary course of its business, make any loan or advance to any Person (including without limitation Affiliates) if such loan or advance would cause the aggregate amount of all such loans and advances to all such Persons to be in excess of Two Hundred Fifty Thousand Dollars ($250,000,00), exclusive, however, of the amount of all reasonable salaries, benefits, and occupational expenses that have traditionally been borne by the Company and all loans, advances and distributions made by the Company to LendingTree to pay corporate taxes and/or employee benefits of the Company.

(k)           Dividends, Redemption and Distributions. The Company shall not: (i) declare or pay in any fiscal year cash dividends; (ii) declare or pay any dividends payable in its capital stock on any shares of any class of its capital stock; (iii) apply any of its property to the purchase, redemption, or other retirement of any shares of any class of its capital stock; (iv) set apart any sum for the payment of any dividends on, or for the purchase, redemption, or other retirement of, any shares of any class of its capital stock; or (v) make any other distribution, by reduction of capital or otherwise, in respect of any shares of any class its capital stock, if such action would cause an Event of Default or an Unmatured Event of Default hereunder.

(l)            Mortgage Loan Early Purchase and Sale/Repurchase Facilities. Except for the respective early purchase lines of credit of the Company currently in effect, the Company shall not, without the prior written consent of the Agent thereto, which consent shall not be unreasonably withheld, delayed or conditioned, enter into any agreement providing facilities for the early purchase or the sale and repurchase of mortgage loans and/or mortgage backed securities. Notwithstanding the foregoing, in the event the Agent consents to the Company entering into agreements for such facilities, at the Agent’s request, the Company covenants and agrees to use its best efforts to deliver an Intercreditor Agreement, filly executed by the Company and all of the Company’s then current and proposed mortgage warehouse lenders and parties to such early purchase and sale/repurchase facilities, substantially in a form prescribed by the Agent, on or before the date of implementation of such facilities.

7.3           Reporting Requirements. So long as any portion of the Company’s liabilities under the Credit Agreement, including the Notes, remains unpaid or this Credit Agreement remains in effect, unless the Requisite Banks otherwise consent in writing, the Company shall furnish to the Agent and the Banks the following reports:

(a)           Annual Reports. As soon as available, and in any event within ninety (90) calendar days after the end of each fiscal year of the Company, the Company shall furnish to the Banks (i) a complete annual audited financial statement with all notes thereto, on a consolidated basis with the Company, prepared in reasonable detail in accordance with generally accepted accounting principles consistently applied, and in detail reasonably satisfactory to the Agent, which shall contain at least a balance sheet, a statement of profit and loss and stockholder’s equity, and a statement of cash flows, set forth in each case in comparative form with corresponding figures from the preceding fiscal year, and (ii) to the extent the same is prepared by the Company, the management letter prepared by the firm of independent certified public accountants in connection with the certification of the annual audited financial statements of the Company, in form acceptable to the Bank. Each annual audited financial statement of the Company shall be duly certified by a firm of independent certified public accountants of recognized national standing or otherwise acceptable to the Requisite Banks. The certified report of such firm shall include a statement to the effect that the examination made in preparing and certifying such annual audited financial statement has not disclosed the existence of a condition or event at the end of the fiscal year which constitutes an Event of Default or Unmatured Event of Default hereunder, or a statement specifying the nature and period of existence of any such condition or event disclosed by such examination.

(b)           Monthly Reports. As soon as available, and in any event within thirty (30) calendar days after the end of each calendar month, the Company shall furnish to each of the Banks (i) financial statements for the preceding fiscal month, prepared on a basis consistent with prior periods and in accordance with generally accepted accounting principles, such monthly financial statements shall contain at least a balance sheet of the Company as of the end of such month and a statement of profit and loss for such month and for the fiscal year to date, (ii) a duly executed Covenant Compliance Certificate, (with calculations attached), and (iii) production numbers for the month and year-to-date, all in such form and detail as the Agent shall reasonably request. Each monthly financial statement shall be accompanied by a certificate chief financial officer of the Company dated as of such date and certifying that the monthly financial statement so provided is correct and complete as of such date and fairly presents the results of operations for the periods then ended, and that there exists no Event of Default or Unmatured Event of Default hereunder and that all representations and warranties contained in this Credit Agreement and the Loan Documents are true and correct as if made again effective on the date of such certificate. The financial statements to be delivered to the Agent under this subsection shall be audited statements same have been obtained by the Company.

(c)           Mortgage Position Report. As soon as available and in any event within thirty (30) calendar days after the end of each calendar month, or more frequently if requested by the Agent, a mortgage position report which details the Company’s market and commitment positions relative to Loans in pipeline and closed Loans in inventory, such mortgage position report to be in form as is reasonably acceptable to the Agent.

(d)           Hedging Reports. At the end of each calendar month, the Company shall provide to the Agent, a secondary marketing report for that month, in form reasonably satisfactory to the Agent (each such report, a “Positions Report”), which shall include a schedule setting forth (A) the components of the Company’s Hedging Program as of the end of such month, and (B) the Commitments as of the end of such month.

(e)           Agency Audits. Promptly upon delivery to the Company, the Company shall furnish to the Agent a copy of the results of any field audit of the Company’s business and/or records performed by GNMA, Fannie Mae, FHLMC or the Department of Housing and Urban Development, together with a copy of all subsequent correspondence relating to such audit between the Company and such agency.

(f)                                    Updated List of Approved Investors. The Company shall deliver or cause to be delivered to the Agent an updated list of all Approved Investors, immediately upon any change in the same, which list must include the (a) Approved Investor name, (b) contact person, (c) address, (d) phone number, and (e) and upon request by the Agent, the financial statements for such investor.

(g)                                 Other Reports and Information. The Company shall deliver or cause to be delivered to the Agent and/or the Banks such information (not otherwise required to be furnished under this Credit Agreement or the other Loan Documents) respecting its business, affairs, assets, and liabilities, and such statements, lists of property and accounts, reports, opinions, certifications, and documents as the Agent may from time to time reasonably request.

ARTICLE 8

EVENTS OF DEFAULT

8.1          Events of Default. The occurrence of one or more of the following events shall constitute an “Event of Default”.

(a)           Default under the Loan Documents. The occurrence of an Event of Default under and as defined in this Credit Agreement or any of the other Loan Documents.

(b)           Payments. The Company shall fail to make any payment of principal, interest, fees, or other amounts with respect to the obligations or liabilities of the Company to a Bank, whether under this Credit Agreement or any of the other Loan Documents, including without limitation the obligations set forth in the Notes, or otherwise, on or before the date such payment is due pursuant to and such failure shall continue for a period of ten (10) calendar days.

(c)           Covenant Defaults. The Company shall fail to perform or observe any covenant, agreement, or provision contained in this Credit Agreement or the other Loan Documents by it to be performed or observed, including without limitation the covenants set forth in Article 7 of this Credit Agreement and such failure with respect thereto shall continue for a period of forty five (45) calendar days, except for the covenants contained in Article 5 and Sections 7.1(a), (b), (c), (e), (f), (g), (i), (k), (o) and (s) and Section 7.2 of this Credit Agreement, for which there shall be no grace period except as specified in Section 8.1(b) hereof, or the occurrence of any other event of default (other than those described above under any of the other Loan Documents).

(d)           Representations and Warranties. Any representation or warranty made or deemed made by the Company herein or in any other Loan Document, including without limitation the representations and warranties set forth in Article 6 of this Credit Agreement, or in any certificate, schedule, statement, report, notice or writing furnished by or on behalf of the Company to the Agent or any Bank, whether furnished prior to, contemporaneously with, or subsequent to the execution of this Credit Agreement, is untrue or is breached in any material respect.

(e)          Default on Indebtedness. Any creditor or any representative of any creditor of the Company declares, or is or becomes entitled to declare, any indebtedness of the Company which exceeds Two Hundred Fifty Thousand Dollars ($250,000.00), to be due and payable prior to its expressed maturity by reason of any material default by the Company in the performance or observance of any obligation or condition, or any such indebtedness becomes due by its terms and is not promptly paid or extended, other than those not yet delinquent and those which are being contested in good faith by the Company.

(f)          Insolvency. The Company becomes insolvent or generally does not pay, or admits in writing its inability to pay its debts as they become due, or applies for, consents to, or acquiesces in the appointment of a trustee or receiver of the Company or its property; or in the absence of such application, consent, or acquiescence, a trustee or receiver is appointed for the Company or for a substantial part of its property and is not discharged within forty-five (45) calendar days; or any bankruptcy, reorganization, debt arrangement, or other proceeding under any bankruptcy or insolvency law is instituted by or against the Company and, if instituted against the Company, is consented to or acquiesced in by the Company, or remains for thirty (30) calendar days undismissed or uncontested.

(g)         Dissolution or Liquidation. Any dissolution or liquidation proceeding is instituted by or against the Company and, if instituted against the Company, is consented to or acquiesced in by the Company, or remains for thirty (30) calendar days undismissed or uncontested.

(h)         Termination or Suspension of Business. The transaction of the usual business of the Company is terminated or suspended.

(i)           Judgments. The entry of an uninsured money judgment against the Company in excess of Fifty Thousand Dollars ($50,000,00), unless such judgment shall be satisfied, appealed, discharged, or stayed within thirty (30) calendar days after the entry thereof, and if stayed, within ten (10) calendar days after the expiration or lapse of any such stay.

(j)           Material Adverse Change. The occurrence of any material adverse change in the condition of the Company, financial or otherwise.

(k)          Change of Ownership. The Company implements any change in majority ownership of the Company without notifying Agent in advance and obtaining Agent’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

8.2           Remedies Not Exclusive. The rights and remedies provided in this Credit Agreement, the Notes, the Collateral Documents and all other Loan Documents are cumulative, may be exercised in such sequence or combination as the Requisite Banks (or all of the Banks if the context so requires pursuant to Section 9.20 hereof) may elect, and are not exclusive of any rights or remedies otherwise provided by law.

8.3           Remedies Upon Event of Default. If an Event of Default shall have occurred, the Agent may at its sole option, subject to the provisions of Section 9.20 hereof, exercise any one of more of the following rights and remedies, and any other remedies provided in this Credit Agreement, any of the other Loan Documents, or at law or equity or otherwise, and shall, at the direction of the Requisite Banks, exercise any one or more of such rights and remedies (provided, however, that if any Event of Default specified in Sections 8.1(b), 8.1(f) or 8.1(g) hereof shall occur, the principal of, and all interest on, the Notes and other liabilities hereunder shall thereupon become due and payable concurrently therewith and the Banks’ obligations to make Advances hereunder shall immediately terminate, without any further action by the Agent or any Bank and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which the Company hereby expressly waives):

(a)          Acceleration. Declare the unpaid balance of the Notes, including principal, interest, and any fees or other obligations, or any part thereof, to be immediately due and payable, without demand, presentment, or further notice of any kind, the same being hereby expressly waived by the Company, whereupon it shall be due and payable.

(b)         Advances; Termination. Refuse to make any further Advances or readvances under any of the Notes, and terminate this Credit Agreement and the other Loan Documents.

(c)          Judgment. Reduce any claim to judgment.

(d)         Offset. Exercise the rights of offset and/or banker’s lien against the interests of the Company in and to every property of the Company (other than escrow deposits or custodial trust accounts managed by the Company) which is in the possession of a Bank to the extent of the full amount of the Company’s obligations to such Bank.

(e)          Foreclosure/Repurchase. Exercise all those rights and remedies allowed to secured parties by all applicable laws, including without limitation the Kentucky Uniform Commercial Code and the Uniform Commercial Code as enacted in any other jurisdiction in which the Collateral or any portion thereof may be located.

(f)          Possession. Enter upon the premises of the Company and take immediate possession of the Collateral, with or without legal process, either personally or by means of a receiver appointed by a court of competent jurisdiction.

(g)         Collection of Accounts. Collect and receive all accounts, rents, income, revenue, earnings, issues, and profits arising from the Collateral or any part thereof.

(h)         Exercise of Rights. Exercise any and all other rights afforded by any applicable laws or by this Credit Agreement and the other Loan Documents at law, in equity, or otherwise, including, but not limited to, the rights to bring suits or other proceedings before any tribunal of competent jurisdiction, either for specific performance of any covenant or condition contained in the Loan Documents or in aid of the exercise of any right granted to the Agent or a Bank in this Credit Agreement or any other Loan Document.

8.4           Performance by the Banks. Should the Company fail to observe or perform any covenant, duty, or promise by it to be observed or performed under the terms of this Credit Agreement or the other Loan Documents, the Agent or the Banks may, in their discretion and without any obligation to do so, perform or attempt to perform, such covenant, duty, or promise on behalf of the Company, and, in the event the Agent or a Bank should do so, the Company shall immediately upon demand reimburse the Agent or such Bank for all its expenses, disbursements, fees, and costs incurred in connection therewith, with interest thereon at the rate specified in the Notes. The Agent and the Banks do not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or promise of the Company hereunder.

8.5           Attorneys; Accountants; Other Third Parties. In the exercise of their rights under this Credit Agreement, the Notes, or the other Loan Documents, the Agent and the Banks may retain, consult with, and otherwise utilize the services of counsel, accountants and other third parties. Whenever attorneys, accountants or other third parties are used by the Agent or a Bank in the exercise of any of its remedies under this Credit Agreement, the Notes, or the other Loan Documents, or otherwise, including collection or enforcement of this Credit Agreement, the Notes, or the other Loan Documents, or to enforce, defend, declare, or adjudicate any of the Agent’s or a Bank’s rights under any of such instruments and documents or in any of the Collateral, whether by suit, negotiation, or otherwise, such reasonable attorneys’, accountants’ and other third parties’ fees as are incurred by the Agent or a Bank in connection therewith shall be payable by the Company to the fullest extent allowed by law provided that an Event of Default has occurred hereunder or it is otherwise determined that the Company is liable to the Agent or a Bank hereunder or under the other Loan Documents.

ARTICLE 9

MISCELLANEOUS

9.1           Expenses. The Company agrees to reimburse the Agent, upon demand, for all out-of-pocket expenses (including reasonable attorneys’ fees and legal expenses), incurred in connection with the preparation, review, and amendment of this Credit Agreement, and, if an Event of Default has occurred hereunder or if it is otherwise determined that the Company is liable to the Agent or a Bank, the Company agrees to promptly reimburse the Agent or any Bank, upon demand, for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and legal expenses), incurred in enforcing or attempting to enforce the obligations of the Company hereunder and under the Notes and the other Loan Documents, which obligations shall survive any termination of this Credit Agreement.

9.2           Non-Liability of Banks. The relationship between the Company and the Banks is, and shall at all times remain, solely that of debtor and creditor, and the Banks neither undertake nor assume any responsibility or duty to review, inspect, supervise, pass judgment upon, or inform the Company of any matter in connection with any aspect or phase of the Company’s businesses, operations, or condition, financial or otherwise. The Company shall rely entirely upon its own judgment with respect to all such matters, and any review of, inspection of, supervision of, exercise of judgment on, or supply of information to, the Company by the Agent or a Bank in connection with any such matter is for the protection and benefit of the Banks, and neither the Company nor any third party is entitled to rely thereon.

9.3           Waivers. etc. No failure to exercise and no delay in exercising, on the part of the Banks or the Agent or any holder of the Notes, of any power or right hereunder or under the Notes or the other Loan Documents and no course of dealing between the Company and the Agent or a Bank or the holder of the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

9.4           Amendments. Except as set forth in Section 9.20 hereof, no amendment, modification, or supplement to this Credit Agreement, the Notes, or the other Loan Documents, or to any other document or instrument executed or issued by any of the parties hereto in connection with the transactions contemplated herein, shall be binding unless executed in writing by all parties hereto; and this provision of this Credit Agreement shall not be subject to waiver by any party and shall be strictly enforced.

9.5           Taxes. The Company agrees to pay, and save the Agent and the Banks harmless from all liability for, any stamp or other taxes (otherwise than by a change in taxation of a Bank’s overall net income) which may be payable with respect to the execution or delivery of this Credit Agreement, the Notes, and the other Loan Documents, which obligation of the Company shall survive the termination of this Credit Agreement.

9.6           Governing Law. This Credit Agreement shall be construed in accordance with and governed by the law of the Commonwealth of Kentucky, without giving effect to the conflict of laws principles thereof. Service of any writ, process, summons, or complaint upon the Company may be made by mail upon it at the address stated in this Credit Agreement, upon any registered agent for service of process, or by any other method provided by law. Service by any such method shall be conclusively deemed to be legally sufficient in all respects, and the Company hereby irrevocably waives any objection to the service or sufficiency of service of any writ, process, summons, or complaint which is served in accordance with the foregoing.

9.7           Section Titles; Table of Contents. The section titles and the table of contents contained in this Credit Agreement are inserted for convenience only and shall not govern the interpretation of any of the provisions of this Credit Agreement.

9.8           Reliance by the Banks. All covenants, agreements, representations, and warranties made herein by the Company shall, notwithstanding any investigation by the Agent and the Banks, be deemed to be material to the Agent or the Banks and to have been relied upon by the Agent or the Banks and shall survive the execution and delivery of this Credit Agreement.

9.9           Severability. The provisions of this Credit Agreement are severable. If any provision hereof shall be held invalid or unenforceable in whole or in part by a court of competent jurisdiction, the remainder of this Credit Agreement shall not thereby fail or be rendered void or unenforceable, but shall continue in full force and effect, with only the invalid or unenforceable provision rendered a nullity and severed from this Credit Agreement.

9.10         Survival of Representations and Warranties. All representations and warranties made by the Company in this Credit Agreement shall survive the execution hereof, the delivery of the Notes and the making of all Advances, and the Banks and the Agent shall be entitled to rely on such representations and warranties at all times.

9.11         Termination. This Credit Agreement shall terminate on the Termination Date, at which time no further Advances shall be made hereunder. Upon such termination, the Notes shall be immediately due and payable.

9.12         Counterparts; Effectiveness. This Credit Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Credit Agreement shall become effective upon the later of: (a) the receipt by the Agent of a counterpart hereof executed by the Company, the Banks and the Agent; and (b) the delivery to the Company of a counterpart hereof executed by the Company, the Banks and the Agent.

9.13         Entire Agreement. This Credit Agreement, the Notes, the other Loan Documents and all other documents related to any of the foregoing or otherwise contemplated hereunder embody the final and entire agreement between the parties hereto relating to the subject matter hereof and thereof and supersede any and all prior commitments, arrangements, representations, understandings and agreements and any and all oral agreements between the parties relating to the subject matter hereof. There are no unwritten, oral agreements between the parties.

9.14         Exhibits and Schedules. The Exhibits and Schedules to this Credit Agreement are a part hereof, and are hereby incorporated by reference as if fully set out where first mentioned herein.

9.15         Indemnity. The Company shall indemnify and hold harmless the Banks, the Agent, their respective successors, assigns, agents and employees, from and against any and all claims, actions, suits, proceedings, costs, expenses, damages, fines, penalties and liabilities, including, without limitation, reasonable attorneys’ fees and costs, arising out of, connected with or resulting from (a) this Credit Agreement or any of the other Loan Documents, (b) the operation of the business of the Company, (c) the Agent’s and/or any Bank’s preservation or attempted preservation of the Collateral, or (d) any failure of the Liens granted to the Agent in its capacity as agent for the Banks in the Collateral to be or to remain perfected or to have the priority as contemplated herein and in the Collateral Documents; provided, the Company shall have no obligation to indemnify the Banks for any loss caused in whole or in part by the Banks’ or the Agent’s gross negligence or willful misconduct. At each Bank’s request, the Company shall, at its own cost and expense, defend or cause to be defended any and all such actions or suits that may be brought against such Bank as a result of this Credit Agreement or any of the other Loan Documents, unless the claim arose due to gross negligence or willful misconduct on the part of such Bank and, in any event, shall satisfy, pay and discharge any and all judgments, awards, penalties, costs and fines that may be recovered against the applicable Bank in any such action, plus all reasonable attorneys’ fees and costs related thereto to the extent permitted by applicable law; provided, however, that each Bank shall give the Company, to the extent such Bank seeks indemnification from the Company under this Section 9.15, written notice of any such claim, demand or suit as soon as practicable after the applicable Bank has received written notice thereof, and the applicable Bank shall not settle any such claim, demand or suit, if such Bank seeks indemnification therefor from the Company, without first giving notice to Company of such Bank’s desire to settle and obtaining the consent of Company to the same, which consent Company hereby agrees not to unreasonably withhold or delay.

9.16         Role of the Banks. Notwithstanding any of the terms or conditions hereof or of the other Loan Documents to the contrary, the Banks shall not have, and by their execution and acceptance of this Credit Agreement hereby expressly disclaim, any obligation or responsibility for the management, conductor operation of the business and affairs of the Company. Any term or condition hereof, or of any of the other Loan Documents, permitting the Banks to take or refrain from taking any action with respect to the Company or the Collateral shall be deemed solely to permit the Banks to audit and review the management, operation and conduct of the business and affairs of the Company and to maintain and preserve the security given by the Company to the Agent, in its capacity as agent for the Banks, for the Secured Obligations, and may not be relied upon by any other Person. Further, the Banks shall not have, have not assumed, and by their execution and acceptance of this Credit Agreement hereby expressly disclaim, any liability or responsibility for the payment or performance of any indebtedness or obligation of the Company, and no term or condition hereof, or of any of the other Loan Documents, shall be construed otherwise.

9.17         Notices. All notices required or permitted to be given hereunder shall be given in writing and shall be personally delivered or sent by telecopier, by express courier service or by registered or certified United States mail, return receipt requested, postage prepaid, addressed as follows (or to such other address as to which any party hereto shall have given the other written notice):

If to the Company:	At the telecopy number or address
specified below the signature of
the Company

If to the Agent or Banks:	At the telecopy number or address
specified below the signature of
the applicable Bank

	cc:	Jeffrey A. Hamilton, Esq.
Reed Weitkamp Schell & Vice PLLC
500 West Jefferson Street
Suite 2400
Louisville, KY 40202
		Ph:	(502) 589-1000
		Fax:	(502) 562-2200

All notices hereunder shall be deemed given upon the earliest of (a) actual delivery in person or by telecopier, (b) one (1) Business Day after delivery to an express courier service for overnight delivery for next Business Day, and in event express courier service is not available, (y) five (5) Business Days after having been deposited in the United States mails, certified delivery, return receipt requested or (z) the Business Day on which a facsimile was sent and confirmed, in accordance with the foregoing. Any notice of an Event of Default to the Company shall be sent by personal delivery, express courier service or by registered or certified mail in accordance with this Section 9.17.

9.18         Ratable Sharing. Except as otherwise specifically set forth in this Credit Agreement, including without limitation, in Article 2 hereof and this Section 9.18, each Bank agrees with each other Bank that (i) with respect to all amounts received by them which are applicable to the payment of principal of or interest on the Advances or fees relating thereto including, without limitation, all amounts received by such Bank pursuant to the exercise of the right of set-off pursuant to this Credit Agreement, equitable adjustment will be made so that all such amounts will be shared among the Banks proportionately to their respective Pro Rata Shares whether received by voluntary payment, by the exercise of the right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any or all of the Secured Obligations owed by the Company to the Banks hereunder and under the Notes, and (ii) if any of them shall exercise any right of counterclaim, set-off, banker’s lien or similar right with respect to amounts owed by the Company hereunder, that Bank shall apportion the amount recovered as a result of the exercise of such right pro rata in accordance with (a) all amounts outstanding at such time owed by the Company to it hereunder, and (b) all amounts otherwise owed by the Company to it, and (iii) if any of them shall thereby through the exercise of any right of counterclaim, set-off, banker’s lien or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal and interest due with respect to the Advances made by that Bank or any other amount payable hereunder (collectively, the “Aggregate Amount Due” to such Bank), which is greater than the proportion received by any other Bank in respect of the Aggregate Amount Due to such other Bank, then the Bank receiving such proportionately greater payment shall (y) notify each other Bank and the Agent of such receipt and (z) purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the Aggregate Amount Due to the other Banks so that all recoveries of Aggregate Amount Due shall be shared by the Banks in proportion to their respective Pro Rata Shares; provided that if all of part of such proportionately greater payment received by such purchasing Bank is thereafter recovered from such Bank, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that Bank to the extent of such recovery, but without interest. The Company expressly consents to the foregoing arrangements and agrees that any participant in respect of any Advance may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by the Company to that participant as if that participant were a Bank in the amount of such participation held by that participant. Notwithstanding anything contained herein to the contrary, immediately upon the occurrence of an Event of Default, acceleration of the Secured Obligations and/or termination, the Banks hereby absolutely and unconditionally agree to purchase or sell, as applicable, such participation in the Advances outstanding as shall be required to assure that each Bank holds its Pro Rata Share of all such Advances.

9.19       Assignment. This Credit Agreement may not be assigned by the Company without the prior written consent of the Banks. All rights of the Banks hereunder shall inure to the benefit of their respective successors and assigns, and all obligations, covenants and agreements of the Company shall bind its successors and assigns, if any.

9.20         Consent of Banks. Any amendment or modification of this Credit Agreement or any other Loan Document, or waiver of any term or provision hereof or thereof, shall require the affirmative written consent of the Agent and the Requisite Banks; provided, notwithstanding anything herein to the contrary, the following shall require the affirmative written consent of the Agent and all of the Banks: (i) except as permitted under the terms of the Security Agreement, the release of any part of the Collateral from the liens respectively created by the Loan Documents, (ii) the termination, cancellation or release of any Loan Documents, (iii) the decrease in the interest rate(s) borne by the Advances, other than decreases in the interest rate(s) borne by the Advances by virtue of any decreases or changes in the LIBOR as expressly contemplated herein, (iv) any reduction in the amount of the installments of principal due under this Credit Agreement or the Notes or in the aggregate principal amount of principal due thereunder, (v) any extension of the Termination Date or the due dates of any installments of principal of and/or accrued interest on the Notes, (vi) any change in the definition of the term Requisite Banks, (vii) any change in the amount or the calculation of the Commitment Fee, (viii) any change in the computation of (including any change in the definition of any term used in) the Warehouse Borrowing Base, or (ix) any amendment to Section 2.8 hereof or this Section 9.20 or any other section of this Credit Agreement that expressly requires the consent of all of the Banks. Notwithstanding anything to the contrary in this Section 9.20 or elsewhere in this Credit Agreement, (y) with the approval of the Requisite Banks, the Agent may temporarily waive or suspend one or more of this Credit Agreement’s eligibility requirements or conditions for a particular grouping of Loans to qualify as Eligible Collateral where their failure to so qualify is beyond the Company’s reasonable control and if the Agent and the Requisite Banks believe at the time of such temporary waiver or suspension that the factors which apparently caused such disqualification will be eliminated in a reasonably shorttime, and (z) in addition to the provisions of the foregoing subclause (y) Agent may, in its sole discretion, warehouse or continue to warehouse Loans (“Discretionary Loans”) which would otherwise fail to qualify as Eligible Collateral or waive or temporarily suspend or delay any obligation of the Company hereunder in connection with such Discretionary Loans, including, without limitation, suspension of any mandatory prepayment due in connection with such Discretionary Loans, so long as the aggregate Advances outstanding at any one time against such Discretionary Loans shall not exceed Five Million Dollars ($5,000,000.00). Each Loan which the Agent warehouses or continues to warehouse as a particular type of Loan pursuant to subclause (y) or (z) above, shall, for the entire time such Loan is warehoused pursuant to such subclause, be treated as such particular type of Loan for all purposes under this Credit Agreement and each of the other Loan Documents.

ARTICLE 10

THE AGENT

10.1       Appointment. Each Bank hereby irrevocably designates, appoints and authorizes National City to act as Agent for such Bank under this Credit Agreement, to act as collateral agent for such Bank under all Loan Documents and all Uniform Commercial Code Financing Statements filed pursuant thereto and to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably appoints, designates and authorizes the Agent to act as the Agent under and in accordance with the provisions of the Security Agreement. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on behalf of such Bank and such holder under the provisions of this Credit Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. National City agrees to act as the Agent on behalf of the Banks to the extent provided in this Credit Agreement, and National City expressly acknowledges and agrees that it is holding the other Loan Documents for the benefit of the Banks to secure the payment and performance of the Notes and the other obligations of the Company under the Loan Documents.

10.2       Delegation of Duties. The Agent may perform any of its duties hereunder by or through agents or employees and, subject to Sections 10.5, 10.6 and 10.7 hereof, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

10.3       Nature of Duties; Independent Credit Investigation. The Agent shall have no duties or responsibilities except those expressly set forth in this Credit Agreement and the other Loan Documents and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Credit Agreement or shall otherwise exist. National City agrees that it shall administer its responsibilities and duties as Agent hereunder and under the other Loan Documents with at least the same degree of care that it customarily employs in the administration of similar credit facilities for its own account. The duties of the Agent shall be mechanical and administrative in nature and shall include the duty to provide to each Bank an executed original of such Bank’s Note and an executed original of this Credit Agreement and a copy of the other Loan Documents; the Agent shall not have by reason of this Credit Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Credit Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Credit Agreement except as expressly set forth herein. The Agent shall provide the Banks copies of all notices and documents received by it in its capacity as Agent hereunder or under any of the other Loan Documents except as otherwise specifically provided herein. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Company shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of the Company in connection with this Credit Agreement and the making and continuance of the Warehouse Advances hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Advance or at any time or times thereafter.

10.4                           Actions in Discretion of the Agent: Instructions from the Banks. The Agent agrees, upon the written request of the Requisite Banks, to take or refrain from taking any action of the type specified as being within the Agent’s rights, powers or discretion herein, provided that the Agent shall not be required to take any action which exposes the Agent to legal liability or which is contrary to this Credit Agreement or any other Loan Documents or applicable law. In the absence of a request by the Requisite Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Credit Agreement specifically requires the consent of the Requisite Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section 10.6 hereof. Subject to the provisions of Section 10.6 hereof, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Requisite Banks or all of the Banks, as applicable, or in the absence of such instructions, in the absolute discretion of the Agent.

10.5                           Reimbursement and Indemnification of the Agent by the Company. The Company unconditionally agrees to pay or reimburse the Agent and save the Agent harmless against (i) liability for the payment of all reasonable and necessary out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel and consultants, incurred by the Agent (a) in connection with the development, negotiation, preparation, printing, execution, interpretation and performance of this Credit Agreement and the other Loan Documents, subject to the provisions of Sections 9.1 and 10.7 hereof, (b) relating to any Company requested amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Credit Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Credit Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or underany other Loan Document or in connection with any foreclosure/repurchase, collection or bankruptcy proceedings, and (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Credit Agreement or any other Loan Document or any action taken or omitted by the Agent hereunder or thereunder; provided that the Company shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent’s or the Banks’ gross negligence or willful misconduct, or (b) if the Company was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense, or (c) if the same results from a compromise or settlement agreement entered into without the consent of the Company which consent shall not be unreasonably withheld.

10.6                           Exculpatory Provisions. Neither the Agent nor any of its directors, officers, employees, agents or affiliates shall (i) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any other Loan Documents, including without limitation, the provision of any notice or copies of documents to the Banks, unless caused by its or their own gross negligence or willful misconduct, (ii) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Credit Agreement or any other Loan Document or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Credit Agreement or any other Loan Document, or (iii) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Company, or the financial condition of the Company, or the existence or possible existence of any Event of Default or default under the Loan Documents. Neither the Agent nor any Bank nor any of their respective directors, officers, employees, agents, attorneys or affiliates shall be liable to the Company or any other Person for consequential damages resulting from any breach of contract, tort or other wrong in connection with the negotiation, documentation or administration of the Loan Documents or the collection of the Advances, except for those caused by or resulting from the gross negligence or willful misconduct thereof.

10.7                           Reimbursement and Indemnification of the Agent by the Banks. Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so) in proportion to its Pro Rata Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Credit Agreement or any other Loan Document or any action taken or omitted by the Agent hereunder or thereunder, provided that no such reimbursement shall be required with respect to expenses incurred by the Agent during the time period through the date hereof and no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same relates to or arises out of the Agent’s gross negligence or willful misconduct.

10.8                           Reliance by the Agent. The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, facsimile, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to is satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

10.9                           Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any default under the Loan Documents or Event of Default unless the Agent has received written notice from a Bank or the Company referring to this Credit Agreement, specifically describing such default or Event of Default and stating that such notice is a “notice of default.” In the event that the Agent receives such a notice of an occurrence of an Event of Default, the Agent shall give prompt notice thereof to the Banks. If an Event of Default shall occur, the Agent shall take such actions as shall be reasonably directed by the Requisite Banks or all of the Banks, as applicable. Unless and until the Agent shall have received such instructions, the Agent may (but shall not be obligated to) take such action or refrain from taking such action, as it shall deem advisable in the best interests of the Banks.

10.10                     The Banks in Their Individual Capacities. With respect to its Warehouse Line Commitment and the Warehouse Advances made by it, the entity which is the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term “Banks” shall, unless the context otherwise indicates, include the entity which is the Agent in its individual capacity. National City and its affiliates and each of the Banks and their respective affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Company and its Affiliates, in the case of the entity which is the Agent, as though it were not acting as Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder.

10.11                     Holders of Notes. The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

10.12                     Successor Agent. The Agent (i) may resign as Agent with the consent of the Company, such consent not to be unreasonably withheld, or (ii) shall resign if such resignation is requested by the Requisite Banks, in either case (i) or (ii) by giving not less than ninety (90) calendar days prior written notice to the Company and the Banks; provided, however, in no event shall the Agent be required to remain in such capacity beyond the Termination Date. If the Agent shall resign under this Credit Agreement, then either (a) the Requisite Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of such successor agent by the Company, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the ninety (90) calendar day period following the Agent’s notice to the Banks of its resignation, then the Agent shall appoint, with the consent of the Company, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Requisite Banks appoint, and the Company consents, which consent shall not be unreasonably withheld, to the appointment of, a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent and the term “Agent” shall mean such successor agent, effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Credit Agreement. After the resignation of any Agent hereunder, the provisions of this Article 10 shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Credit Agreement.

10.13                     Calculations. In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Warehouse Advances or the fees or other amounts due to the Banks under this Credit Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Company and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error. In no event, however, shall the Company be required to pay more than the amount of error itself.

10.14                     Beneficiaries. Except as set forth in Sections 10.5 and 10.12 hereof, the provisions of this Article 10 are solely for the benefit of the Agent and the Banks, and the Company shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Credit Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Company or any other Person.

ARTICLE 11

ADDITIONAL BANKS; ASSIGNMENTS AND PARTICIPATIONS

11.1                           Additional Banks. The Agent with the consent of the Company may at any time propose that one or more commercial banks each of which is organized under the laws United States or any state thereof or organized under the laws of any other country, or a political subdivision thereof (provided that such foreign bank is acting through a branch or agency located in the United States, or is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country), is regularly engaged in the business of mortgage warehouse lending, and has capital and surplus of at least Three Hundred Million Dollars ($300,000,000.00) (each, an “Applicant Financial Institution”) become an additional Bank hereunder. At such time, the Company or the Agent, as applicable, shall notify the other parties hereto of the identity of such Applicant Financial Institution and such Applicant Financial Institution’s proposed Warehouse Line Commitment (which must not be less than Five Million Dollars ($5,000,000.00) and which must be a multiple of Five Million Dollars ($5,000,000.00)); provided, however, notwithstanding anything contained herein to the contrary, without the prior written consent of the Agent and the Requisite Banks, the Total Warehouse Line Commitment shall never exceed Fifty Million Dollars ($50,000,000.00). The Agent and the Company shall mutually agree on the effective date on which such Applicant Financial Institution shall become a party hereto and a Bank hereunder (the “Adjustment Date”). On such Adjustment Date: (i) the Agent shall deliver to the Company and each of the Banks a Commitment Schedule and Allocation Notice to be effective from such Adjustment Date; (ii) such Applicant Financial Institution shall pay to the Agent, no later than 12:00 noon Prevailing Time, an amount equal to such Applicant Financial Institution’s Pro Rata Share of the Aggregate Outstanding Warehouse Balance and the Aggregate Outstanding Excess Balance to be funded on such Adjustment Date, as applicable, whereupon, the Agent shall thereupon remit to the Banks their respective shares of such funds, as applicable, and following such Adjustment Date, fees and interest accrued on Loans to but not including such Adjustment Date shall be payable to the Banks in accordance with their respective Pro Rata Shares prior to such Adjustment Date before giving effect to the readjustment thereof pursuant to the Commitment Schedule and Allocation Notice provided by the Company on such Adjustment Date; (iii) the Agent, the Company and such Applicant Financial Institution shall execute and deliver an agreement in the form of that attached hereto as Exhibit G (an “Additional Lender Agreement”), which agreement shall constitute an amendment to this Credit Agreement to the extent necessary to reflect the inclusion of such Applicant Financial Institution as a Bank hereunder, and if in connection with the inclusion of such Applicant Financial Institution as a Bank hereunder, the Total Warehouse Line Commitment will be increased, the parties hereto will execute any additional amendments to the Loan Documents as the Agent reasonably requests to reflect such increase; (iv) the Company shall execute and deliver new Notes, as applicable, to such Applicant Financial Institution; (v) subject to the requirements described above, such Applicant Financial Institution shall become a party hereto and a Bank hereunder and shall be entitled to all rights, benefits and privileges accorded a Bank hereunder and under the other Loan Documents and shall be subject to all obligations of a Bank hereunder and under the other Loan Documents; and (vi) the Applicant Financial Institution shall pay to the Agent a registration fee in an amount determined by the Agent in its sole discretion covering the admission of the Applicant Financial Institution into this Credit Agreement. Notwithstanding anything contained herein to the contrary, the Company may, with the prior written consent of the Agent and the Requisite Banks, reduce the Total Warehouse Line Commitment in multiples of Five Million Dollars ($5,000,000.00); provided, however, any such reduction (y) shall not reduce the Agent’s Warehouse Pro Rata Share to less than fifty five percent (55%), and (z) any such reduction shall be prorated as to the Banks, except reductions which occur during the annual renewal period which shall only require the consent of the Company and the Agent. Furthermore, the Company may, with the prior written consent of the Agent, remove any financial institution as a Bank hereunder with or without cause.

11.2                           Assignments and Participations. No Bank shall sell, assign, transfer or negotiate all or any part of its interests, liabilities or obligations under this Credit Agreement or any other Loan Document. Notwithstanding the foregoing, each Bank shall be permitted to sell, assign, transfer or negotiate such interests, liabilities or obligations to another lender which is an Affiliate of such Bank or if such lender is the surviving entity of a merger, consolidation or other business combination with such Bank (each a “transferee”) so long as such transferee meets the capital and surplus requirement of Section 11.1 hereof and executes an assignment and assumption agreement in form acceptable to the Agent. Each Bank may, at no additional cost to the Company, grant participations in all or any part of the outstanding principal balance of its Warehouse Note and its Warehouse Line Commitment to one or more Persons provided that (i) any such disposition shall not, without the consent of the Company, require the Company to file a registration statement with the Securities and Exchange Commission or apply to qualify the Warehouse Advances or the

Warehouse Notes under the blue sky law of any state; (ii) the holder of any such participation shall not be entitled to require such Bank to take or omit to take any action hereunder; and (iii) any Person to whom such disposition has been made shall not be considered a “Bank” for purposes of this Credit Agreement. No Bank shall, as between the Company and that Bank, be relieved of any of its obligations hereunder as a result of any granting of participations in all or any part of the outstanding principal balance of its Warehouse Note or its Warehouse Line Commitment of or other obligations owed to such Bank. Notwithstanding anything contained here and to the contrary, any Bank may at any time pledge or sign or any portion of such Bank’s rights under this Credit Agreement and the other Loan Documents to a Federal Reserve Bank.

ARTICLE 12

WAIVER OF JURY TRIAL

THE COMPANY, THE BANKS, AND THE AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALLENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY, THE BANKS, AND THE AGENT EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH SUCH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT THE COMPANY, THE BANKS, AND THE AGENT HAVE ALREADY RELIED ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS WITH THE OTHERS. THE COMPANY, THE BANKS, AND THE AGENT FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed as of the day and year first above written.

HOME LOAN CENTER, INC. D/B/A
LENDINGTREE LOANS

By:	[ILLEGIBLE]

Title:	EVP & COO

Address:	Home Loan Center, Inc.
d/b/a LendingTree Loans
163 Technology Drive
Irvine, California 92618
Attn :	Robert Hill
Senior Vice President, Finance
Fax:	(949) 885-3222
Ph:	(800) 756-0789

Attn:	Val C. Stiefel
Assistant General Counsel
Fax:	(949) 231-6516
Ph:	(800) 231-6616

(the “Company”)

NATIONAL CITY BANK

By:	/s/ Michael A. Johnson
Michael A. Johnson
Title:	Vice President

Address:	National City Bank
101 South Fifth Street, 6th Floor
Louisville, Kentucky 40202
Attn :	Michael A. Johnson
Vice President
Fax:	(502) 581-4154
Ph:	(502) 581-7549

(“National City”)

NATIONAL CITY BANK,
in its capacity as Agent for the Banks

By:	/s/ Michael A. Johnson
Michael A. Johnson
Title:	Vice President

Address:	National City Bank
101 South Fifth Street, 6th Floor
Louisville, Kentucky 40202
Attn:	Michael A. Johnson
Vice President
Fax:	(502) 581-4154
Ph:	(502) 581-7660

(the “Agent”)

EXHIBIT A
TO WAREHOUSING CREDIT AGREEMENT

WAREHOUSE BORROWING BASE FORMULA

“Warehouse Borrowing Base” shall be determined according to the following formula:

Warehouse Borrowing Base =

+A                               Collateral Value of all Loans constituting Eligible Collateral which are not included in any other category set forth below.

+B                                 Collateral Value of all Wet Loans constituting Eligible Collateral (B shall not exceed the Wet Advance Sublimit).

+C                                 Collateral Value of all Alt A Loans constituting Eligible Collateral (C shall not exceed the Alt A Advance Sublimit; provided, however, not more than five percent (5%) of the Total Warehouse Line Commitment may be used for Advances supported by Alt A Loans satisfying parts (i), (ii) and (iii)(B) of the definition of Alt A Loan set forth in the Credit Agreement).

+D                                Collateral Value of all Jumbo Loans constituting Eligible Collateral (D shall not exceed the Jumbo Advance Sublimit).

+E                                  Collateral Value of all Second Trust Deed Loans and HELOC Loans constituting Eligible Collateral (E shall not exceed the HELOC/Second Trust Deed Advance Sublimit).

Provided, however, that (i) notwithstanding anything in the Credit Agreement or the other Loan Documents to the contrary, the Agent may mark an item of Collateral to market at any time for the purpose of determining the Warehouse Borrowing Base; and (ii) the Warehouse Borrowing Base formula set forth above is subject to the further limits set forth in the definition of Collateral Value contained in Section 1.1 of the Credit Agreement.

DEFINITIONS

Each capitalized term used herein which is not otherwise defined herein shall have the meaning given such term in the Credit Agreement.

EXHIBIT B
TO WAREHOUSING CREDIT AGREEMENT

COVENANT COMPLIANCE CERTIFICATE

[On Company Letterhead]

TO:	National City Bank

RE:	$50,000,000.00 Warehouse Line

Ladies and Gentlemen:

This Certificate is delivered pursuant to that certain Warehousing Credit Agreement (“Agreement”), dated as of November 26,2007 among National City Bank (the “Bank”), National City Bank, as agent for the Bank (the “Agent”), and Home Loan Center, Inc. d/b/a Lending Tree Loans (the “Company”). Capitalized terms used herein and not defined shall have the meanings ascribed thereto in the Agreement and the Schedules attached thereto.

I hereby certify to the Agent as follows:

1.                                       I am, and at all times mentioned herein have been, the-duly-elected, qualified and acting                          of the Company.

2.                                       I have individually reviewed the provisions of the Agreement and Schedules thereto, and a review of the activities of Company has been made under my supervision with a view towards determining whether the Company has met and complies with the covenants as set forth in the Agreement.

3.                                       Based on the foregoing review, the representations and warranties made in the Agreement are true and correct in all material respects as of the date hereof, and no Event of Default has occurred, nor does any circumstance exist which with the passage of time or giving notice, or both, would constitute an Event of Default under the Loan Documents.

4.                                       There are no material actions, suits, legal, equitable, arbitration or administrative proceedings pending or threatened against Company, the adverse determination of which could have a material adverse effect on the Loan Documents, the business operations or financial condition of Company or the ability of Company to fulfill its obligations under the Loan Documents.

5.                                       The ratio of Total Indebtedness to Tangible Net Worth, as calculated using the formula set forth in the Agreement, is

Requirement of Agreement: Leverage ratio shall not exceed ten (10) to one (1).

Covenant satisfied                               Covenant not satisfied

6.                                       The Tangible Net Worth of the Company, as calculated using the formula set forth in the Agreement, is $

Requirement of Agreement: Minimum Tangible Net Worth of Forty-Five Million Dollars ($45,000,000.00).

Covenant satisfied                                      Covenant not satisfied

7.                                       The Liquid Assets of the Company as defined in the Agreement, is

Requirement of Agreement: Minimum Liquid Assets of Fourteen Million Dollars ($14,000,000.00).

Covenant satisfied                              Covenant not satisfied

8.                                       The financial statements prepared for the immediately preceding fiscal quarter and year are correct and complete as of their date and fairly present the results of operations of the Company for such periods.

9.                                       All working papers and spreadsheets used in the preparation of this Covenant Compliance Certificate have been attached hereto.

This Covenant Compliance Certificate executed and delivered on                     ,200    .

HOME LOAN CENTER, INC.D/B/A
LENDINGTREE LOANS

By

Title:

EXHIBIT C-1

TO WAREHOUSING CREDIT AGREEMENT

WAREHOUSE PROMISSORY NOTE

$50,000,000.00	Louisville, Kentucky November 26, 2007

For value received, HOME LOAN CENTER, INC. D/B/A LENDINGTREE LOANS, a California corporation with its principal office and place of business at 163 Technology Drive, Irvine, California 92618 (the “Maker”), hereby promises and agrees to pay to the order of NATIONAL CITY BANK, a national banking association, with a principal office and place of business in Louisville, Kentucky (the “Payee”), on or before the Termination Date (as defined in the Credit Agreement defined below), the principal sum of Fifty Million Dollars ($50,000,000.00) or so much thereof as may be advanced to the Maker by the Payee as “Warehouse Advances” or “Excess Advances” under the Credit Agreement referred to below.

This Note is one of the Maker’s “Warehouse Notes” referred to in and is issued pursuant to and is entitled to the benefits of that certain Warehousing Credit Agreement dated November 26, 2007 entered into by and among the Maker, the Bank or Banks a party thereto from time to time (including the Payee) and National City Bank, as Agent for such Bank or Banks (the “Agent”) (as such agreement may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings assigned those terms in the Credit Agreement).

The unpaid principal balance of this Note, as the same shall exist from time to time, shall bear interest at the rates and in the manner set forth in the Credit Agreement. All payments of principal on this Note that are not paid when due and, to the extent permitted by applicable law, any interest payments on this Note or any fees or other amounts owed hereunder or under the Credit Agreement not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear additional interest at the Default Rate until paid in full. Interest on delinquent principal and interest shall be payable on demand. In no event shall the interest rate or rates payable under this Note exceed the maximum rate allowed by law. Interest on this Note shall be computed on the basis of a 360-day year, for the actual number of calendar days elapsed in the period during which it accrues.

The Maker covenants and agrees to pay interest on the unpaid principal amount of this Note until paid in full at the rates, at the times and from the dates which shall be determined in accordance with the provisions of Article 2 of the Credit Agreement.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Payee, located at 101 South Fifth Street, Louisville, Kentucky, or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Until notified in writing of the transfer of this Note, the Maker and the Agent shall be entitled to deem the Payee or such person who has been so identified by the transferor in writing to the Maker and the Agent as the holder of this Note, as the owner and holder of this Note. Each of the Payee and any subsequent holder of this Note agrees that before disposing of this Note or any part thereof it will make a notation hereon or in its records of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Maker hereunder with respect to payments of principal or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of the Maker as provided in of the Credit Agreement.

This Note is subject to restrictions on transfer and assignment as provided in the Credit Agreement.

THE CREDIT AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF KENTUCKY, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Maker, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

All payments made upon this Note shall be applied first to delinquent accrued interest, if any, then to the outstanding principal balance hereof and then to nondelinquent accrued interest hereon.

This Note is secured by the Security Agreement and each of the other Collateral Documents.

Upon the occurrence of any Event of Default under the Credit Agreement, or at any time thereafter, the entire unpaid principal balance of, and all accrued interest on, this Note may become, or may be declared to be, immediately due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement. If this Note is placed in the hands of an attorney for collection, or if this Note is collected through-any court, the Maker promises and agrees to pay to the Agent and the Payee all reasonable costs and expenses of collection permitted by law, including, but not limited to, attorneys’ fees and court costs as provided in the Credit Agreement.

Failure of the Agent or the Payee to exercise any of its rights and remedies hereunder, or under the Credit Agreement, the Security Agreement or the other Loan Documents, shall not constitute a waiver of the right to exercise the same at that or any other time. All remedies of the Agent and the Payee in the event of a breach or default hereunder or under any of the instruments referred to herein shall be cumulative to the fullest extent permitted by law. Time shall be of the essence with respect to all of the Maker’s obligations hereunder.

The Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and nonpayment and all exemptions to which it may be entitled under the laws of the Commonwealth of Kentucky, the State of California or any other state of the United States or of the United States, and further agrees that the holder hereof shall have the right, subject to the provisions of the Credit Agreement, to grant the Maker any extension of time for payment of this Note, to modify the terms of any of the instruments referred to herein with the consent of all other parties thereto, or to release any party liable hereon without in any way affecting the liability of the Maker or any other parties liable for payment of this Note.

EACH OF THE MAKER AND THE PAYEE, HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR THE OTHER LOAN DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.

EACH OF THE MAKER AND THE PAYEE ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCENZENT FOR EACH SUCH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, AND THAT EACH OF THE MAKER AND THE PAYEE HAS ALREADY RELIED ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS WITH THE OTHER. EACH OF THE MAKER AND THE PAYEE FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE OR THE OTHER LOAN DOCUMENTS. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed and delivered by its duly authorized officer as of the date first written above.

HOME LOAN CENTER, INC. D/B/A
LENDINGTREE LOANS

By:

Title:

(the “Maker”)

EXHIBIT E
TO WAREHOUSING CREDIT AGREEMENT

SWING PROMISSORY NOTE

$	Louisville, Kentucky , 20

For value received, HOME LOAN CENTER, INC. D/B/A LENDINGTREE LOANS, a California corporation with its principal office and place of business at 163 Technology Drive, Irvine, California 92618 (the “Maker”), hereby promises and agrees to pay to the order of NATIONAL CITY BANK, a national banking association, with a place of business in Louisville, Kentucky (the “Payee”), on or before the Termination Date (as defined in the Credit Agreement defined below), the principal sum of         MILLION DOLLARS ($   ,000,000.00) or so much thereof as may be advanced to the Maker by the Payee as “Swing Advances” under the Credit Agreement referred to below.

This Note is the “Swing Note” referred to in and is issued pursuant to and is entitled to the benefits of that certain Warehousing Credit Agreement dated November 26, 2007 entered into by and among the Maker, the Bank or Banks party thereto from time to time and National City Bank, as agent for the Bank or Banks (the “Agent”) (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings assigned those terms in the Credit Agreement).

The unpaid principal balance of this Note, as the same shall exist from time to time, shall bear interest at the rates and in the manner set forth in the Credit Agreement. All payments of principal on this Note that are not paid when due and, to the extent permitted by applicable law, any interest payments on this Note or any fees or other amounts owed hereunder or under the Credit Agreement not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear additional interest at the Default Rate until paid in full. Interest on delinquent principal and interest shall be payable on demand. In no event shall the interest rate or rates payable under this Note exceed the maximum rate allowed by law. Interest on this Note shall be computed on the basis of a 360-day year, for the actual number of calendar days elapsed in the period during which it accrues.

The Maker covenants and agrees to pay interest on the unpaid principal amount of this Note until paid in full at the rates, at the times and from the dates which shall be determined in accordance with the provisions of Article 2 of the Credit Agreement.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Agent, located at 101 South Fifth Street, Louisville, Kentucky, or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Until notified in writing of the transfer of this Note, the Maker and the Agent shall be entitled to deem the Payee or such person who has been so identified by the transferor in writing to the Maker and the Agent as the holder of this Note, as the owner and holder of this Note. Each of the Payee and any subsequent holder of this Note agrees that before disposing of this Note or any part thereof it will make a notation hereon or in its records of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Maker hereunder with respect to payments of principal or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of the Maker as provided in the Credit Agreement.

This Note is subject to restrictions on transfer and assignment as provided in the Credit Agreement.

THE CREDIT AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF KENTUCKY, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Maker, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

All payments made upon this Note shall be applied first to delinquent accrued interest, if any, then to the outstanding principal balance hereof and then to nondelinquent accrued interest hereon.

This Note is secured by the Security Agreement and each of the other Collateral Documents.

Upon the occurrence of any Event of Default under the Credit Agreement, or at any time thereafter, the entire unpaid principal balance of and all accrued interest on, this Note may become,-or may be declared to be, immediately due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement. If this Note is placed in the hands of an attorney for collection, or if this Note is collected through any court, the Maker promises and agrees to pay to the Agent and the Payee all reasonable costs and expenses of collection permitted by law, including, but not limited to, attorneys’ fees and court costs as provided in the Credit Agreement.

Failure of the Agent or the Payee to exercise any of its rights and remedies hereunder, or under the Credit Agreement, the Security Agreement or the other Loan Documents, shall not constitute a waiver of the right to exercise the same at that or any other time. All remedies of the Agent and the Payee in the event of a breach or default hereunder or under any of the instruments referred to herein shall be cumulative to the fullest extent permitted by law. Time shall be of the essence with respect to all of the Maker’s obligations hereunder.

The Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and nonpayment and all exemptions to which it may be entitled under the laws of the Commonwealth of Kentucky, the State of California or any other state of the United States, or of the United States, and further agrees that the holder hereof shall have the right, subject to the provisions of the Credit Agreement to grant the Maker any extension of time for payment of this Note, to modify the terms of any of the instruments referred to herein with the consent of all other parties thereto, or to release any party liable hereon without in any way affecting the liability of the Maker or any other parties liable for payment of this Note.

EACH OF THE MAKER AND THE PAYEE HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR THE OTHER LOAN DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE MAKER AND THE PAYEE ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH SUCH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, AND THAT EACH OF THE MAKER AND THE PAYEE HAS ALREADY RELIED ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS WITH THE OTHER. EACH OF THE MAKER AND THE PAYEE FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE OR THE OTHER LOAN DOCUMENTS. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed and delivered by its duly authorized officer as of the day, month and year first written above.

HOME LOAN CENTER, INC. D/B/A
LENDINGTREE LOANS

By:

Title:

(the “Maker”)

EXHIBIT G

TO WAREHOUSING CREDIT AGREEMENT

ADDITIONAL LENDER AGREEMENT

THIS ADDITIONAL LENDER AGREEMENT (the “AL Agreement”) is made and dated as of                                 , 20    by                                               (the “Applicant Financial Institution”), NATIONAL CITY BANK, as “Agent” under the Credit Agreement referred to in Recital A below (in such capacity, the “Agent”), and HOME LOAN CENTER, INC. D/B/A LENDINGTREE LOANS, a California corporation (the “Company”).

RECITALS

A.            The Applicant Financial Institution desires to become a “Bank” under that certain Warehousing Credit Agreement dated as of November 26, 2007 (as may be amended, supplemented and modified from time to time, the “Credit Agreement”) by and among the Agent, the Banks currently participating therein (collectively, the “Existing Banks”) and the Company, effective as of                   , 20    (the “Adjustment Date”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

B.              The Applicant Financial Institution has been approved for inclusion as a Bank under the terms of the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.             The Applicant Financial Institution hereby acknowledges and agrees that from and after the Adjustment Date it shall be a party to the Credit Agreement and the other Loan Documents as a “Bank” thereunder for all purposes and shall be entitled to all rights, benefits and privileges accorded a Bank thereunder and shall be subject to all obligations of a Bank thereunder.

2.             The Applicant Financial Institution hereby agrees to purchase on the Adjustment Date and to accept the assignment and transfer of a portion of the obligations held by the Existing Banks consistent with the Commitment Schedule and Allocation Notice delivered by the Agent effective as of the Adjustment Date, a copy of which is attached hereto as Exhibit A.

3.             The Applicant Financial Institution: (a) represents, warrants and covenants that (i) it is a banking corporation or other warehouse lender duly organized under the laws of the State of                   , (ii) it is regularly engaged in the business of mortgage warehousing lending, and (iii) it has capital and surplus of at least Three Hundred Million Dollars ($300,000,000.00); (b) confirms that it has received a copy of the Loan Documents, together with copies of any financial statements requested by the Applicant Financial Institution and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this AL Agreement, (c) agrees that it will, independently and without reliance upon the Agent or any Existing Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (d) appoints and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof on the terms set forth therein, including, without limitation, the terms set forth in Article 10 of the Credit Agreement entitled “The Agent”, (e) agrees that on and after the Adjustment Date it will perform all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank, and (f) agrees that its payment instructions and notice instructions are as set forth in Schedule I attached hereto.

4.               Notices shall be given under this AL Agreement in the manner set forth in the Credit Agreement.

5.               The address of the Applicant Financial Institution for purposes of the Credit Agreement shall be as set forth beneath its signature below.

6.               This AL Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Kentucky.

7.               This AL Agreement may be executed in counterparts and such counterparts together shall constitute one and the same agreement.

8.               This AL Agreement, when executed by each of the parties hereto shall constitute an amendment of the Credit Agreement consistent with the Commitment Schedule and Allocation Notice referred to in Paragraph 2 above.

IN WITNESS WHEREOF, the undersigned have duly executed this Additional Lender Agreement as of the day and year first above written.

APPLICANT FINANCIAL INSTITUTION:	[ ]

By:

Title:

Address:

Attn:

NATIONAL CITY BAIVK, a national banking association

By:

Title:

(“Agent”)

HOME LOAN CENTER, INC. D/B/A
LENDINGTREE LOANS,
a California corporation

By:

Title:

(“Company”)

SCHEDULE 1.1
TO WAREHOUSING CREDIT AGREEMENT

APPROVED INVESTOR LIST

[See attached list]

lnvestor Name	Investor Desk Contact	Contact Phone#	Contact Email	Investor Audit Contac Contact Phone# Contact Email

Best Effort Commitments
Aurora Loan Services	Christian Stevens	(720) 945-5353	cstevens@alservices.com
BayView Financial Trading Group	Peter Wicknertz	(305) 341-3673	peterwicknertz@bayviewfinancial.com
Charter One	Margo Knopf	(513) 833-2808	mknopf@CharterOneBank.com
Chase Home Finance LLC	Miguel Parducho	(661) 297-5175	rniqdel.s.parducho@chase.com
Citi Mortgage	Mauricio Perez	(805) 578-4698	mauricio.perez@citigroup.com
Countrywide Home Loans	Josh Copeland	(415) 835-1233 (;	Joshua_Copeland@countrywide.com
Deutsche Bank	Bill Moss	(212) 250-2367	william.moss@db.com
EMC Mortgage Corporation / Bear Stearns	Erin Johnson	(214) 626-3301	Erin.Johnson@bear.com
GMAC Bank	Pat Gilmore	(714) 849-3679	Pat iGilmore@GMACM.COM
Goldman Sachs	Sandra Keebler	(212) 902-5626	sandra.keebler@gs.com
Greenpoint Mortgage	Martha Satterfield	(323) 850-5744	martha.satterfield@,qreenpoint.com
IndyMac	Edward Aloe	(626) 535-5298	edwbrd.aloe@indvrnacbank.com
National City Mortgage	Brian Barnes	(602) 392-1192	Brian.Barnes@ncmc.com
Residential Funding Corporation	Pat Gilmore	(714) 849-3679	Pat Gilmore@GMACM.COM
Wells Fargo Bank	Eddie Fernandez	(949) 347-2063	edward.fernandez@wellsfargo.com
Countrywide Securities Corp	Robert Wellerstein	(818) 225-3804	robert wellerstein@countrywide.com
Franklin Credit Management Corp.	Bob Balsamo	(201) 604-4451	bbalsamo@franklincredit.com
U.S. Bank
Freddie Mac
Fannie Mae

MBS/AOT Trades
Bear Stearns	Mieko Willoughby	(877) 391-4039	rnilloughby@bear.com
Goldman Sachs	Steve Harris	(212) 902-4570	steve.harris@gs.com
Lehman Brothers	Adrienne Coyle	(212) 526-7605	adrienne.coyle@lehman.com
Merrill Lynch	Kathy Wade	(206) 340-4334	kathy_wade@rnl.com
WaMu Capital	Kimberly Cottrell	(212) 702-6906	kimberly.cottrell@wamu.net

SCHEDULE 6.1
TO WAREHOUSING CREDIT AGREEMENT

REPRESENTATION AND WARRANTY DISCLOSURES

A.	Legal Name, State of Organization and Principal Place of Business for the Company

(i)	Home Loan Center, Inc. d/b/a LendingTree Loans
(ii)	California
(iii)	163 Technology Drive
Irvine, California 92618

B.	Material Adverse Changes in Financial Condition of the Company

[To Be Provided by the Company]

C.	Material Obligations, Liabilities, Taxes or Financial Obligations of the Company

[To Be Provided by the Company]

D.	Litigation of the Company

[To Be Provided by the Company]

E.	Legal Name, State of Organization and Principal Place of Business for each Affiliate

[To Be Provided by the Company]

F.	Loans in Excess of $100,000.00

[To Be Provided by the Company]

G.	Assumed and Fictitious Names of the Company

[To Be Provided by the Company]